UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NYMAGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NYMAGIC, INC.
919 Third Avenue
New York, New York 10022
April 2, 2009
Dear Shareholder:
You are cordially invited to attend the 2009 Annual Meeting of Shareholders of NYMAGIC, INC., which will be held at 9:00 A.M., local time, on Thursday, May 21, 2009, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019. The matters to be acted upon at the meeting are the election of directors and the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2009, and such other business that may properly come before the meeting, all as described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.
It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to vote as promptly as possible so that your shares will be voted at the Annual Meeting of Shareholders. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Robert G. Simses
Chairman

NYMAGIC, INC.
919 Third Avenue
New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2009

TO OUR SHAREHOLDERS:
The Annual Meeting of Shareholders of NYMAGIC, INC., a New York corporation (the “Company”), will be held at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 on Thursday, May 21, 2009, at 9:00 A.M., local time, for the following purposes:
1.	To elect thirteen members to the Board of Directors to hold office until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified;
2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2009; and,
3.	To transact such other business that properly may come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.
All of the above matters are described more fully in the accompanying Proxy Statement.
Our Board of Directors has fixed the close of business on March 24, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and at any adjournment or postponement thereof.
We are pleased to take advantage of new U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we are mailing to our beneficial Shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report on Form 10-K and a form of proxy card or voting instruction card. Our registered Shareholders will receive a paper copy of the proxy materials by mail. We believe that this process will allow us to provide our shareholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
We plan to begin to mail the Notice to our beneficial Shareholders by April 7, 2009. We will begin to mail printed copies of this proxy statement, our 2008 Annual Report on Form 10-K and form of proxy to our registered Shareholders on or about April 3, 2009.

We will first make available this proxy statement, our Annual Report on Form 10-K and our proxy card at www.proxyvote.com on or about April 3, 2009 to all Shareholders entitled to vote at the Annual Meeting of Shareholders. You may also request a printed copy of these proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at (800) 579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.
Your vote is important. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Any shareholders attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.
BY ORDER OF THE BOARD OF DIRECTORS OF NYMAGIC, INC.
Paul J. Hart
Executive Vice President,
General Counsel and Secretary
April 2, 2009

NYMAGIC, INC.
919 Third Avenue
New York, New York 10022

PROXY STATEMENT
FOR
2009 Annual Meeting of Shareholders
To Be Held on Thursday, May 21, 2009

The proxy materials, including this proxy statement and accompanying form of proxy card or voting instruction card and our 2008 Annual Report on Form 10-K for the year ended December 31, 2008 are being distributed and made available to the shareholders of NYMAGIC, INC., a New York corporation (“NYMAGIC” or the “Company”), on or about April 3, 2009, in connection with the solicitation of proxies by the Board of Directors of NYMAGIC to be voted at the 2009 Annual Meeting of Shareholders, to be held at 9:00 A.M., local time, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 on Thursday, May 21, 2009 (the “Annual Meeting”) and any adjournment or postponement thereof.
In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials to our shareholders on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to beneficial shareholders on or about April 7, 2009. Beneficial shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them, by following the instructions in the Notice.
The Notice will also provide instructions on how to inform us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.
Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
At the Annual Meeting shareholders will be asked to:
1.	elect thirteen members to the Board of Directors to hold office until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified;
2.	consider and act upon a proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2009; and,
3.	transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.
Our principal executive offices are located at 919 Third Avenue, New York, New York 10022 and our telephone number is (212) 551-0600.
Who Can Vote. Shareholders of record of the Company’s Common Stock (the “Common Stock”) outstanding as of the close of business on March 24, 2009, the record date, will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,416,738 outstanding shares of Common Stock held by approximately 53 record holders. Each share of Common Stock is entitled to one vote on each matter to be presented for shareholder action at the Annual Meeting. There are no cumulative voting rights.

How You Can Vote. If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, or 485 Washington Boulevard, Jersey City, New Jersey 07310-1900, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you request to receive a printed set of the proxy materials by mail.
By Telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy material and on your proxy card or voting instruction card.
By Mail. If you receive a printed version of the proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope addressed to NYMAGIC, INC., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717 (“Broadridge”), which receives, inspects and tabulates the proxies. If you provide specific voting instructions, your shares will be voted as you have instructed. When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented by the proxy card will be voted in accordance with the shareholder’s instructions. In the absence of instructions, duly executed proxies will be voted FOR all nominees for Director identified on page 7 and FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2009. If any other matter properly is presented, the proxy holders will vote your shares in accordance with their best judgment. NYMAGIC knows of no matters other than those described below that may come before the Annual Meeting.
Revocation of Proxies. Any shareholder of NYMAGIC may revoke or change their proxy at any time before the final vote at the meeting. You may do this by delivering another proxy dated after the proxy that you wish to revoke to the attention of: Corporate Secretary, NYMAGIC, INC., 919 Third Avenue, New York, New York 10022, by voting by telephone or by using the Internet, both of which must be completed by 11:59 p.m. Eastern Time on May 20, 2009 (your latest telephone or Internet proxy is counted) or by voting in person at the Annual Meeting. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions. The submission of a proxy will not affect the right of a holder of Common Stock to attend, or vote in person at, the Annual Meeting.
Required Votes. The form of proxy provides space for a shareholder to withhold voting for any of the nominees for the Board of Directors or to abstain from voting on any other proposal if the shareholder chooses to do so. Directors are elected by a plurality of the votes cast at the Annual Meeting. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Proxies submitted by brokers who do not indicate a vote for some or all of the items voted on because they do not have discretionary voting authority and have not received voting instructions are called “broker non-votes.” Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast. Therefore, they will have no effect on the outcome of the other matters to be voted on at the meeting.
Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will be included.
A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders during ordinary business hours at the principal executive offices of NYMAGIC located at 919 Third Avenue, New York, New York 10022, for a period of ten days before, and at the time and place of, the Annual Meeting.

Solicitation. The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by our directors, officers and other employees by personal interview, telephone, internet, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of our Common Stock held of record by such brokers and other fiduciaries. The Company will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.
Proposal No. 1: Election of Directors
Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. NYMAGIC’s Amended and Restated By-Laws provide for a Board of Directors consisting of not fewer than nine, or more than nineteen Directors. If elected, each Director will serve for a one-year term, expiring at the Company’s 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified. If unforeseen circumstances, such as death or disability, make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. We are not aware of any circumstances that would render any nominee for Director unavailable.
The Board of Directors has nominated Messrs. John R. Anderson, Glenn Angiolillo, Ronald J. Artinian, John T. Baily, Mark W. Blackman, Dennis H. Ferro, David E. Hoffman, A. George Kallop, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses, George R. Trumbull, III, and David W. Young to serve as Directors and, unless otherwise marked, a proxy will be voted FOR the election of such persons. Each of the nominees is currently a Director of the Company. The Board has determined that Messrs. Anderson, Angiolillo, Artinian, Baily, Ferro, Hoffman and Young are independent Directors, because they meet the independence criteria set forth in the listing standards of the New York Stock Exchange.
On February 20, 2002, certain Company shareholders entered into a voting agreement, which was amended on March 1, 2002, January 27, 2003, March 12, 2003 and February 24, 2004, with Mariner Partners, Inc. (“Mariner”) (a professional asset management company of which Mr. Michaelcheck, a member of our Board of Directors, is the beneficial owner of a substantial number of shares). This voting agreement was substantively amended and restated on October 12, 2005 and amended again on October 15, 2008, in order to conform its embedded option with section 409H of the Internal Revenue Code (as amended and restated, the “Amended and Restated Voting Agreement”). The Amended and Restated Voting Agreement relates to approximately 16.04% of the Company’s issued and outstanding shares of Common Stock as of the record date. It grants Mariner an option to purchase 1,350,000 shares of Common Stock from the participating shareholders and entitles each party to the agreement to designate certain individuals for nomination as Directors of the Company. The following candidates were nominated for election to the Board at the Annual Meeting pursuant to the provisions of the Amended and Restated Voting Agreement: Mariner nominated William J. Michaelcheck, George R. Trumbull, III, A. George Kallop and William D. Shaw, Jr.; Mark W. Blackman nominated Glenn Angiolillo; Lionshead Investments, LLC nominated John R. Anderson; Robert G. Simses nominated Robert G. Simses and Ronald J. Artinian; and, A. George Kallop, our President and Chief Executive Officer, nominated David W. Young, John T. Baily and David E. Hoffman. The Nominating/Corporate Governance Committee of the Board of Directors, acting without reference to the Amended and Restated Voting Agreement, nominated Mark W. Blackman and Dennis H. Ferro. After considering the qualifications of each of the candidates named above, the Nominating Committee recommended to the Board of Directors that each such candidate be nominated by the Board for election as a Director at the Annual Meeting. At a meeting of the Board of Directors on March 6, 2009, all of the candidates named above were nominated by the Board for election to the Board at the Annual Meeting. The Company is not a party to the Amended and Restated Voting Agreement. Additional information concerning the Amended and Restated Voting Agreement is contained below under the heading “Voting Agreement.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION
TO THE BOARD OF DIRECTORS OF EACH OF THE THIRTEEN NOMINEES LISTED BELOW.

The following presents certain information concerning the nominees for election as Directors, including all positions and offices with the Company and its predecessors, terms of office as Director and periods during which the nominee served as such, current membership on Committees of the Board of Directors of the Company and business experience during the last five years.
Nominees for Directors

Name	Age	Director Since	Position

John R. Anderson (3)(5)(6)	64	1999	Director
Glenn Angiolillo (2)(6)	55	2002	Director
Ronald J. Artinian (2)(3)	60	2008	Director
John T. Baily (2)(4)	65	2003	Director
Mark W. Blackman	57	2009	Director
Dennis H. Ferro	63	2009	Director
David E. Hoffman (2)(5)(6)	59	2004	Director
A. George Kallop (1)(4)	63	2005	Director, President and Chief Executive Officer
William J. Michaelcheck (3)	62	2002	Director
William D. Shaw, Jr. (1)(3)	63	2002	Director and Vice Chairman
Robert G. Simses (1)(3)(4)	62	2001	Director and Chairman
George R. Trumbull, III (1)(4)	64	2002	Director
David W. Young (2)(3)(4)(5)	65	2003	Director

(1)	Member of Executive Committee.

(2)	Member of Audit Committee.

(3)	Member of Finance Committee.

(4)	Member of Underwriting Committee.

(5)	Member of Human Resources Committee.

(6)	Member of Nominating /Corporate Governance Committee.
John R. Anderson served as the president and owner of Cedarhill Consultants, Inc., an insurance consulting firm, as well as a sales consultant for the S&W Agency, Inc., an insurance agency, from January 1999 until his retirement in December 2001. From 1991 through December 1998, Mr. Anderson was a 50% owner of the Compain-Anderson Group, Inc., a general agency of Guardian Life Insurance Company.
Glenn Angiolillo has served as president of GJA Corp., a consulting and advisory firm specializing in wealth management, since 1998. Previously, Mr. Angiolillo was a partner and member of the Management Committee in the law firm of Cummings & Lockwood where he concentrated in the areas of corporate law, mergers and acquisitions and banking and finance. Mr. Angiolillo serves on the board of directors of LICT Corp., formerly known as Lynch Interactive Corp., and is currently standing for election to the board of directors of Gaylord Entertainment Co.
Ronald J. Artinian is a private investor. Previously, from 1989 until his retirement in 1998, he was an executive vice president and senior managing director with Smith Barney. Mr. Artinian serves on the boards of directors of First Real Estate Investment Trust of New Jersey and The Reserve Fund.
John T. Baily served as the president of Swiss Re Capital Partners from 1999 until his retirement in 2002. Previously, Mr. Baily was a partner (1976-1999), national insurance industry chairman (1986-1998) and a member of the board of partners and its predecessor, the firm council (1986-1999), of the public accounting firm, Coopers & Lybrand where he led the insurance industry group. Mr. Baily serves on the board of directors of RLI Corp. and Endurance Specialty, LTD.
Mark W. Blackman is currently an Executive Vice President and the Chief Underwriting Officer of the Company. He was previously a Director of the Company from 1979 until May 2004, and with the exception of the period between October 1998 and May 2002, he has been continuously employed by the Company since 1977.
Dennis H. Ferro was, until his retirement in 2008, the President and Chief Executive Officer of Evergreen Investment Management Company having been appointed to that position in 2003, and having been employed there since 1999. From 1994 to 1999 Mr. Ferro held a number of senior positions at Zurich Investment Management, LTD., including Chief Executive Officer, Managing Director of Scudder Investments, U.K. LTD.
David E. Hoffman is a private investor. Previously, he served in a variety of positions with Accenture, the public consulting firm, from 1979 until his retirement in 2002. At the time of his retirement Mr. Hoffman was the Global Managing Partner of Accenture’s banking, investment management and insurance industry practice.

A. George Kallop is the President and Chief Executive Officer of the Company. He became the Executive Vice President of the Company in May 2002 and in February 2004 he was appointed to the additional position of Chief Operating Officer. He was appointed to his current position effective October 1, 2005. From 1999 to 2002, Mr. Kallop was a principal of Mariner Investment Group, Inc. a professional asset management company. Previously, Mr. Kallop was a managing director of Bear, Stearns & Co. Inc., a global investment banking, securities and brokerage firm.
William J. Michaelcheck founded Mariner Investment Group, Inc., an affiliate of Mariner, in 1992 and continues to serve as its chairman. Previously, he was an executive vice president of Bear Stearns Companies Inc., the parent company of Bear, Stearns & Co. Inc., and a Senior Managing Director of Bear, Stearns & Co. Inc.
William D. Shaw, Jr., became the Vice Chairman of the Company in May 2002. Since January 1, 2004 he has been employed by Mariner and is a member of its management and investment committees. He has been the managing member of Mariner LLC, an investment management company not directly affiliated with Mariner since 1999. From 1998 to 1999, Mr. Shaw served as chairman of the board of directors of Aubrey G. Lanston & Co. Inc., a securities broker-dealer, and also served as its president and chief executive officer from 1993 to 1998.
Robert G. Simses is the Chairman of the Company. He has served as the Managing Partner of the law firm of Simses & Associates P.A. since 2001, where he practices in the area of estate and charitable planning, trust and estate administration and taxation. Previously, from 1981 to 2001 he was a partner in the law firm of Cummings & Lockwood, where he was the partner in charge of its Palm Beach, Florida office. Since October 2002, Mr. Simses has served as the President and Chief Operating Officer of The William H. Pitt Foundation Inc., and since 2008 Mr. Simses has served on the board of directors of Tiptree Financial Partners, L.P., whose general partner, Tricadia Capital, LLC., is a Mariner affiliate.
George R. Trumbull, III was previously the chairman and the chief executive officer of the Company having been elected to those positions in May and June 2002, respectively. Effective October 1, 2005, and May 21, 2008, Mr. Trumbull resigned from his positions as chief executive officer and chairman, respectively. He served as chairman of the board of directors and chief executive officer of Encompys, Inc., a software services provider, from February 2001 until May 2002. From September 1999 to February 2001, Mr. Trumbull was a private investor, and from May 1994 to September 1999, he served as chief executive officer of AMP Limited, an Australian insurance and asset management company. Mr. Trumbull also served as the non-executive chairman of Select Reinsurance Ltd., a Bermuda based reinsurance company from March 2003 until December 2004.
David W. Young has been a partner of CCP Equity Partners, LLC. a private equity/venture capital business since 2001. During 2000 and 2001 Mr. Young was a private investor. Previously from 1988 to 1999 he was the Chief Investment Officer of The Progressive Corporation.
Committees of the Board of Directors
NYMAGIC has six standing Committees of the Board of Directors, including an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources Committee, a Nominating/Corporate Governance Committee and an Underwriting Committee. During 2008, the Board of Directors held six meetings. The Executive Committee did not meet, and the Audit Committee, Finance Committee, Nominating/Corporate Governance Committee, Human Resources Committee and Underwriting Committee held eight, four, four, five and two meetings, respectively. During their service as members of the Board in 2008, ten of the Company’s Directors attended all, and one of the Company’s Directors attended all but one, of the meetings of the Board of Directors. All Directors attended all of the meetings of each Committee on which he served. We do not have a formal policy regarding attendance by members of the Board of Directors at our Annual Meeting, but we encourage all Directors to attend. We make every effort to schedule our Annual Meeting at a time and date to permit attendance by Directors. Nine of our Directors attended our last annual meeting, which was held on May 21, 2008.

Audit Committee. The Audit Committee consists of the following Directors: Messrs. Glenn Angiolillo, Ronald J. Artinian, John T. Baily, who is the Audit Committee’s chairman and financial expert, David E. Hoffman and David W. Young. All Audit Committee members meet the independence criteria and have the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Mr. Baily is qualified as an audit committee financial expert within the meaning of Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act and the Board of Directors has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee’s responsibilities include (i) reviewing the Company’s external and internal audit functions and the adequacy of its internal accounting and financial controls, (ii) reviewing with the independent registered public accountants their report on the Company’s financial statements and (iii) reviewing the professional services proposed to be provided by the independent registered public accountants and considering the possible effect of such services on their independence. On February 26, 2004 the Board of Directors adopted a written charter under which the Audit Committee operates. The Board of Directors reviews and assesses the adequacy of the charter of the Audit Committee on an annual basis. A copy of the charter of the Company’s Audit Committee is posted on our corporate website at www.nymagic.com and available in print to any Shareholder who requests it. Mr. Baily serves as the chairman of the audit committees of two public companies in addition to NYMAGIC, INC. and the Board of Directors has determined that such simultaneous service does not impair his ability to serve effectively on the Company’s Audit Committee.
The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described in “Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accountants-Audit Committee Pre-Approval Policy.”
Executive Committee. The Executive Committee consists of the following Directors: Messrs. A. George Kallop, William D. Shaw, Jr., Robert G. Simses and George R. Trumbull, III. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors.
Finance Committee. The Finance Committee consists of the following Directors: Messrs. John R. Anderson, Ronald J. Artinian, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses, and David W. Young. As noted above, Mr. Michaelcheck is the beneficial owner of a substantial number of shares of Mariner and Mr. Shaw is a shareholder and employee of Mariner. As discussed in the section entitled “Certain Relationships and Related Transactions” the Company entered into an investment management agreement with Mariner pursuant to which Mariner is responsible for managing the Company’s investment portfolio. The Finance Committee provides general investment direction to Mariner and ensures that Mariner’s investments are consistent with the Company’s investment guidelines. The Finance Committee monitors and reviews the Company’s financial position and investment policy. The Company’s investment policy is reviewed quarterly and conforms to the requirements contained in the New York State Insurance Law and Regulations.
Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee consists of the following Directors: Messrs. John R. Anderson, Glenn Angiolillo and David E. Hoffman. All members of the Nominating/Corporate Governance Committee meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee is responsible for recommending qualified candidates for Director positions whose terms are to expire or are vacant. The Nominating/Corporate Governance Committee seeks Directors who provide varying perspectives to our Board of Directors and maintain the following qualities: high standards of integrity, diversified knowledge, business acumen, professional leadership, financial expertise and managerial experience. The Nominating/Corporate Governance Committee provides a report to the Board of Directors setting forth certain information about each candidate it is recommending. Any Director may recommend other candidates for available Director positions, provided that specified information about such candidates is given. The Nominating/Corporate Governance Committee will consider responsible recommendations by shareholders of candidates to be nominated as Directors of the Company. All such recommendations must be in writing and addressed to the Corporate Secretary of the Company at: Corporate Secretary, Shareholder Nominations, NYMAGIC, INC., 919 Third Avenue, New York, New York 10022. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references and must include such information about the candidate that the Company would need to include in any proxy statement for the election of Directors as well as the consent of the candidate to being named in the proxy material and to serving if elected. The submission should also include a description of all arrangements or understandings between the submitting shareholder and the candidate. By accepting a shareholder recommendation for consideration, the Nominating/Corporate Governance Committee does not undertake to adopt or to take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act. Additional information concerning shareholder proposals is contained below under the heading “Submission of Shareholder Proposals and Discretionary Voting.” The Board of Directors has adopted a written charter under which the Nominating/Corporate Governance Committee operates. The charter of the Nominating/Corporate Governance Committee is posted on our corporate website at www.nymagic.com and available in print to any Shareholder who requests it.

Human Resources Committee. The Human Resources Committee consists of the following Directors: Messrs. John R. Anderson, David E. Hoffman and David W. Young. All members of the Human Resources Committee meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The Human Resources Committee is charged with the administration of the Company’s 1991 Stock Option Plan and the 1999 Phantom Stock Plan, as well as the review and approval of the compensation package of the Company’s President and Chief Executive Officer as well as the Company’s salary structure and benefit packages. Additional information concerning the administration of these plans and the compensation policies of the Human Resources Committee is contained below under the heading “Executive Compensation, Compensation Discussion and Analysis.” The Board of Directors has adopted a written charter under which the Human Resources Committee operates. The charter of the Human Resources Committee is posted on our corporate website at www.nymagic.com and available in print to any Shareholder who requests it.
Underwriting Committee. The Underwriting Committee consists of the following Directors: Messrs. George R. Trumbull, III, John T. Baily, A. George Kallop, Robert G. Simses and David W. Young. The Underwriting Committee is responsible for ensuring that the Company follows the overall underwriting strategy as defined by management and the Board of Directors. The Underwriting Committee’s duties include periodic reviews of the lines of business written by the Company, ensuring that pricing and risk selection criteria are adhered to by our underwriting staff, and making sure that the Company maintains high levels of experience and expertise in our underwriting staff.
Human Resources Committee Interlocks and Insider Participation
During 2008, the Human Resources Committee of the Board of Directors consisted of Messrs. John R. Anderson, David E. Hoffman, David W. Young and Glenn R.Yanoff, who resigned from our Board of Directors on March 24, 2008. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.
For a description of certain relationships and transactions with members of the Board of Directors or their affiliates, see “Certain Relationships and Related Transactions.”
Corporate Governance
Code of Business Conduct and Ethics. We have adopted a Code of Ethics for Senior Executive and Financial Officers as well as a Code of Business Conduct and Ethics for Directors, Officers and Employees. These codes of business conduct and ethics are designed to comply with Securities and Exchange Commission regulations and New York Stock Exchange corporate governance rules related to codes of conduct and ethics and are posted on our corporate website at www.nymagic.com and available in print to any Shareholder who requests them. Copies of our Code of Ethics for Senior Executive and Financial Officers as well as our Code of Business Conduct and Ethics for Directors, Officers and Employees are available, free of charge, upon request directed to: Corporate Secretary, NYMAGIC, INC., 919 Third Avenue, New York, NY 10022.
Corporate Governance Guidelines. We have also adopted corporate governance standards to advance the functioning of our Board of Directors and its committees and to set forth the Board of Directors’ expectations as to how it should perform its functions. Our corporate governance standards are posted on our corporate website at www.nymagic.com and available in print to any Shareholder who requests them.
Non-Management Directors. Our non-management Directors meet at regularly scheduled executive sessions without management and our independent Directors meet separately at least once a year in executive session. Mr. Glenn Angiolillo has been chosen by our Board of Directors to preside at these meetings.
Shareholder Communications Policy. Our Board of Directors has adopted a policy with respect to shareholder communications with the Board of Directors. Shareholders and other interested parties may communicate directly with our Board of Directors, our non-management Directors as a group or Mr. Glenn Angiolillo, the Director chosen to preside over non-management and independent meetings of the Board of Directors. All communications should be in writing and should be directed to our Corporate Secretary at: Corporate Secretary, NYMAGIC, INC., 919 Third Avenue, New York, NY 10022. The sender should indicate in the address whether it is intended for the entire Board of Directors, the non-management Directors as a group, an individual Director or Mr. Angiolillo. Each communication received by the Corporate Secretary will be forwarded to the intended recipient or recipients in accordance with the existing instructions.

Executive Compensation
Compensation Discussion and Analysis
The following table sets forth the name, position, age and year first elected for each of the persons who served as a named executive officer of the Company in 2008. None of the Company’s named executive officers was selected pursuant to any form of agreement or arrangement, including the Amended and Restated Voting Agreement.

Name	Position	Age

A. George Kallop	President and Chief Executive Officer	63
Mark W. Blackman	Executive Vice President and Chief Underwriting Officer	57
Paul J. Hart	Executive Vice President, General Counsel and Secretary	58
Thomas J. Iacopelli	Executive Vice President, Chief Financial Officer and Treasurer	48
Glenn R. Yanoff	Executive Vice President	52
Descriptions of the business experience of Messrs. Kallop and Blackman appear above under the heading “Proposal No. 1: Election of Directors.” Set forth below is a description of the business experience during the last five years of the other named executive officers of the Company.
Mr. Hart has been Executive Vice President, General Counsel and Secretary of the Company since March, 2008. Previously, he was the Senior Vice President, General Counsel and Secretary of the Company since 2002.
Mr. Iacopelli has been Executive Vice President and Chief Financial Officer of the Company since March, 2008. Previously, he was Senior Vice President and Chief Financial Officer of the Company since 2002, was appointed Chief Financial Officer in 1989 and was elected the Company’s Treasurer in 2000.
Mr. Yanoff was appointed an Executive Vice President of the Company on May 1, 2008. Until then, he was employed as an area president of Risk Placement Services, Inc., a subsidiary of Arthur J. Gallagher & Co., an insurance brokerage from 2004. From 1980 until 2004 Mr. Yanoff was a vice president and insurance underwriter with I. Arthur Yanoff & Co., Ltd.
Compensation Philosophy and Objectives
As a commercial lines property and casualty insurance company, our success depends on our ability to identify, develop, and market insurance products that address important business needs and to deliver superior returns on our invested assets. In addition, the cyclical nature of the insurance business requires us to be able to react nimbly to market dynamics. Accordingly, our overarching goal in compensating executive officers is to attract, retain and motivate superior executives, who are critical to our success. We believe that both short-term and long-term incentive compensation paid to executive officers should be performance driven, and that an increasing proportion of their compensation opportunities should be linked to Company performance and shareholder returns, thus aligning shareholder and management interests.
Our compensation decisions with respect to executive officer salaries, annual incentive targets and long-term incentive compensation are influenced by: (a) the executive’s level of responsibility and function within the Company; (b) the overall performance and profitability of the Company; (c) our assessment of marketplace compensation, including the pay practices of similar companies; and, (d) the individual employee’s performance. Our philosophy is to provide competitive total compensation opportunities through a mix of base salary, annual bonus, and long-term incentives, including stock-based awards.

Overview of the Components of Executive Compensation
The Company’s executive compensation program comprises a number of components as set forth below:

Component	What the Component Addresses	Purpose of the Component

Base Compensation	Executive competence including skills, experience and contributions to the Company	Provides guaranteed compensation based on market conditions

Annual Incentive	Contributions toward the Company’s achievement of specified earnings and operational goals	Rewards individual performance Focuses on meeting annual goals Provides annual incentive compensation Motivates achievement of annual performance objectives

Long-Term Incentives Restricted Share Units, Performance Units and Options	Growth in shareholder value Long-term profitability	Stock price performance Profitability Executive ownership of our stock Executive retention

Welfare Benefits
Executives participate in employee benefit plans generally available to our employees, including medical, health, life insurance and disability plans and a profit sharing plan, as well as a severance plan Continuation of welfare benefits may occur as part of severance upon certain terminations of employment
These benefits are part of our broad-based total compensation program

Employment Contracts And Termination Arrangements
We have employment agreements with certain named executive officers, including Messrs. Kallop, Hart, Iacopelli and Yanoff. We also have an employment agreement with our Chairman, Mr. Simses.
These agreements provide severance benefits if an officer’s employment is terminated under defined circumstances
These arrangements are designed to retain executives and provide continuity of management. They are described in more detail on pages 17 and 18 of this proxy statement
Our compensation programs allow us to attract and retain highly qualified executives and to implement our pay for performance philosophy. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and supports executive recruitment and retention.
Determination of Appropriate Target Compensation Levels
The Human Resources Committee (the “Committee”) relies on a number of factors in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:
Peer Company Comparison. We seek to provide competitive compensation based upon our assessment of compensation paid to executive officers in comparable positions at similar companies in the property and casualty segment of the insurance industry (our “Peer Group”).
With the assistance of an independent compensation consultant, we marshal and evaluate competitive market data annually, and we compare compensation paid to our named executive officers with the total compensation opportunities, including salary, target annual bonus, and long-term incentives paid to executive officers in our Peer Group. Sources of this information include public company proxy statements, published compensation surveys, and a proprietary database maintained by our independent compensation consultant. Given the importance we place on executive retention and our concern about providing excessive short-term incentives in what is a long-term (long tail) business, our base compensation is slightly above, and our annual bonus targets are modestly below, the median of our Peer Group.
Total Compensation Review. The Committee reviews the Company’s President and Chief Executive Officer’s base compensation, bonus, and equity incentives annually with the guidance of the Company’s Chairman, who provides the Committee with his recommendation, and, as it finds appropriate, with the Company’s Senior Vice President, Human Resources and our independent compensation consultant. The Committee also reviews with the Company’s President and Chief Executive Officer his recommendations regarding other named executive officer base compensation, as well as merit increase and annual incentive bonus pools for our other named executive officers.

2008 Base Compensation
Base compensation is the guaranteed element of employees’ annual cash compensation. Our named executive officers’ base compensation reflects a combination of factors, including competitive pay levels, the executive’s responsibilities within the Company, the executive’s experience and length of service with the Company, the executive’s total target compensation, our annual budget for merit increases and the executive’s individual performance and changes in responsibility. Base compensation levels are reviewed annually to address these factors.
The base compensation of our named executive officers reflects the Company’s compensation philosophy. Base salary increases are consistent with marketplace data and practice, and are within a merit pay increase budget approved by the Committee. Mr. Yanoff’s base compensation was fixed in 2008 and none of our other named executive officers received increases in base compensation in 2008.
Mr. Kallop’s annual base compensation level is established on an annual basis after review by the Committee of Peer Group data, an assessment of the marketplace for chief executive officers, and after consultation with the Company’s Chairman, as well as the Company’s Senior Vice President, Human Resources and the Committee’s independent compensation consultant, as necessary.
Mr. Kallop’s base compensation comprises cash and Common Stock. The Common Stock component, which is in the form of restricted share units that vest annually, is used to increase the President and Chief Executive Officer’s direct ownership of Common Stock and to provide him with further incentive to increase the Company’s value.
In general, the Committee expects that approximately two thirds of the President and Chief Executive Officer’s base compensation will be paid in cash and one third in Common Stock. These percentages may, however, vary from year to year, based on a number of factors including market practices and the value of our Common Stock.
For 2008, the cash and Common Stock components of Mr. Kallop’s base compensation were $450,000 and 8,000 shares, respectively, and were paid pursuant to his employment agreement with the Company. Based on the market price of our Common Stock at the time Mr. Kallop’s base compensation was determined, the percentage of cash to Common Stock of Mr. Kallop’s base compensation was approximately 61% to 39%. On December 31, 2008 when the Common Stock component of Mr. Kallop’s base compensation vested, the cash and Common Stock components of Mr. Kallop’s base compensation were approximately 66% and 34%, respectively, as a result of the decline in the value of our Common Stock.
We used the Peer Group data where appropriate to test for the reasonableness and competitiveness of our President and Chief Executive Officer’s base compensation, but we also exercised subjective judgment based on our view of the Company’s unique position and needs.
2008 Annual Incentive Plan
Our Annual Incentive Plan (the “Annual Incentive Plan”) provides our named executive officers with an opportunity to earn annual bonuses based on the Company’s achievement of certain pre-established performance goals and on the named executive officer’s achievement of their agreed goals.
Similar to the process followed in setting base compensation, a number of factors are considered in establishing annual target bonus opportunities for each of our named executive officers. Some of the factors considered are competitive market practice, the Peer Group survey and the appropriate compensation mix (base, bonus, long-term) for each of our named executive officers. Our objective is to provide each named executive officer with significant incentive to meet their own yearly performance goals and to help the Company achieve its yearly performance goals set by the Committee and our Board of Directors.
Target bonus opportunities are reviewed annually for the named executive officers. For 2008 the targets ranged from 37.5% to 75% of cash compensation.

In evaluating the President and Chief Executive Officer’s performance to determine his bonus and to establish a bonus pool to be used by the President and Chief Executive Officer to award bonuses to the other named executive officers, the Committee uses certain performance measures agreed to at the beginning of the year with the President and Chief Executive Officer. These measures include earnings per share; book value per share growth; gross written premium; loss and expense ratios; and, operational milestones.
Once full year results are complete (normally in late February), the President and Chief Executive Officer provides the Committee with a written assessment of the Company’s performance and the Chairman provides the Committee with his assessment of the President and Chief Executive Officer’s performance.
After discussing the Company’s performance with the President and Chief Executive Officer and the President and Chief Executive Officer’s performance with the Chairman, the Committee then determines the bonus to be awarded to the President and Chief Executive Officer and the pool out of which bonuses for our senior officers, including the other named executives are to be paid. The final determination of the bonuses of our senior officers including the other named executive officers is made by the President and Chief Executive Officer.
In evaluating the award to be made to the President and Chief Executive Officer for 2008, the Committee was cognizant that 2008 was an extremely challenging year for the Company. It incurred substantial losses and experienced a concomitant decline in book value. The Committee noted, however, that almost all of the Company’s losses in 2008 were attributable to its investments, which suffered significant dislocation as a result of the current global financial crisis, and uncollectible reinsurance receivables that related to business written long before the President and Chief Executive Officer’s employment with the Company. The Committee recognized, moreover, that the President and Chief Executive Officer had no control over the macro-economic events influencing the Company’s investments, or the legacy of underwriting decisions made by previous management. With this as background, the Committee wanted to recognize the President and Chief Executive Officer’s important contributions to the Company in 2008.
The President and Chief Executive’s 2008 target annual incentive award is fixed at 75% of his base compensation of $450,000, or $337,500, in accordance with the terms of his employment agreement, and it is awarded under circumstances in which both the Company and the President and Chief Executive Officer meet their performance objectives. The Committee uses a balanced scorecard as well as subjective measures in evaluating the President and Chief Executive Officer’s performance, and in 2008 graded his balanced scorecard as follows:

Target		2008
Earnings per share	22%	0%
Book value per share	12%	0%
Gross written premium	12%	12%
Loss ratio	12%	13%
Expense ratio	12%	11%

	70%	36%
Action Plans	30%	27%

	100%	63%

In addition, the Committee, applying subjective criteria to the President and Chief Executive Officer’s evaluation, took into account other elements of his performance in applying its judgment to the annual incentive award to be made to him, and awarded him additional points in recognition of his 2008 achievements. The Committee found that the President and Chief Executive Officer was key to the Company’s reaching certain operational milestones in 2008, and it was particularly impressed with his efforts to adjust the Company’s investment strategy and his leadership in weathering a very difficult chapter in the Company’s history. Moreover, the Committee thought it critical to provide the President and Chief Executive Officer with an appropriate level of incentive in order to retain this highly valued executive and to focus his attention on shareholder value. Accordingly, the Committee determined to grant the President and Chief Executive Officer an award of 75% of his target, or approximately $250,000 for 2008.

The President and Chief Executive Officer’s annual incentive award is usually in the form of a combination of cash and Common Stock, but the Committee decided, in light of the Company’s overall performance in 2008, not to award any part of the President and Chief Executive Officer’s 2008 award in cash. Instead, it elected to grant him a wholly incentive-based award for 2008 by awarding him an option to purchase 100,000 shares of Common Stock at a substantial premium to the market value of the Common Stock on the date of grant. The number of options awarded to the President and Chief Executive Officer was determined by employing the Black-Scholes option pricing model, under which the current value of each option at the time of its grant was calculated to be approximately $2.50. The amount of the cash equivalent of the annual incentive award was then divided by this value and the number of options was fixed at 100,000. After noting the market price of the Common Stock on the date of the award was $9.88, the Committee then set the purchase price of the options awarded at $15. In keeping with the short term nature of an annual incentive award the Committee limited the option award to three years and allowed 50% of the options to vest on the first anniversary of the award and 50% to vest on the second anniversary of the award.
The Committee then approved Mr. Kallop’s recommended bonus pool for the Company’s other senior officers, including the other named executives, whose bonuses were equal to approximately 23.47% of their 2008 base compensation in the aggregate, as well as his recommended bonus pool for more junior employees of the Company, all of which were paid in cash.
For additional information about the Annual Incentive Plan, please refer to the Summary Compensation Table, which shows the actual amount of bonuses paid under the plan to our named executive officers for 2008.
2008 Long-Term Incentives
Messrs. Blackman, Iacopelli and Hart were awarded 40,000, 20,000 and 20,000 restricted share units respectively, under the Company’s 2004 Amended and Restated Long-Term Incentive Plan in September, 2005. These restricted share units vest in equal installments over five years, with the final amount vesting in September, 2010. The five year vesting period for these awards was implemented to help retain these key executives. Mr. Yanoff, who joined the Company in 2008, was awarded 2,500 restricted share units in May, 2008, which vested on March 1, 2009.
At the time he joined the Company on May 1, 2008, Mr. Yanoff was also granted a Performance Compensation Award under which he may earn 200 performance units for each $1 million of gross written premium (as that term is defined in his employment agreement) produced by MMO Agencies, a unit of the Company that he manages, provided that the minimum levels of gross written premiums for the applicable Performance Period are achieved and the maximum total loss ratio associated with such premiums is not exceeded. The Performance Periods for Mr. Yanoff’s Performance Compensation Awards are from May 1, 2008 to December 31, 2008, January 1, 2009 to December 31, 2009 and January 1, 2010 to December 31, 2010, respectively. Mr. Yanoff was not awarded any Performance Units for the 2008 Performance Period.
In April 2006, the Committee approved a long-term equity-based incentive award for Mr. Kallop in the form of Performance Units, with maximum, target and threshold awards of 12,000, 6,000 and 3,000 Performance Units respectively, in each of the three performance periods of one year duration beginning in 2006. The number of Performance Units earned is based upon targeted increases in the value of the Company’s Common Stock. Mr. Kallop did not earn any Performance Units in 2008, because the value of the Common Stock did not reach the agreed performance target. Shares or cash payable in respect of the Performance Units are payable on the second anniversary of the last day of the applicable performance period, provided that Mr. Kallop is then employed by the Company. The market value of the Common Stock exceeded the agreed performance standards at the maximum levels for the 2006 and 2007 Performance Periods, and on December 31, 2008 Mr. Kallop’s award of 12,000 Performance Units for the 2006 Performance Period was settled in Common Stock. His award of 12,000 Performance Units for the 2007 Performance Period will be settled on December 31, 2009, provided that he is then employed by the Company. Coincident with the Company’s entry into a new employment agreement with Mr. Kallop, effective January 1, 2009, the Committee approved the grant of additional equity awards to Mr. Kallop. See a discussion of these awards under the heading “Employment Contracts and Termination of Employment Arrangements.”
In addition, in 2008 the Company granted awards of restricted share units to certain of its senior officers who are not named executive officers.

Equity Incentives
Stock options align employee interests with those of our shareholders, because options have value only if the market value of our Common Stock price increases over time. The Company’s 10-year options, granted at the market price on the date of grant, help focus employees on long-term growth. Their four-year vesting provisions also help retain employees. The Company does not reprice options, and similarly, if the stock price declines after the grant date, we do not replace options. In the event stock options are granted to new hires, the grants are effective on the date of hire or on the date of the Board of Directors meeting next following the date of hire. We believe that this process for establishing the grant date on the date of hire, or on a specific date after the date of hire, provides assurance that grant timing is not manipulated for employee gain.
The Company did not award any stock option grants in 2008, but as indicated under the heading “2008 Long-Term Incentive Plan,” did award Mr. Kallop’s 2008 bonus in the form of stock options in March 2009.
Grants of restricted share units are designed to retain executives, encourage their ownership of our Common Stock and to focus them on the long term profitability of the Company and the performance of our Common Stock. As indicated under the headings “2008 Long-Term Incentives” and “Base Compensation” the Company awarded grants of restricted share units in 2008 to certain senior officers and our President and Chief Executive Officer.
Timing of Compensation
At its December 2, 2008 meeting the Committee reviewed the base compensation, annual incentive plan targets and equity grants to our President and Chief Executive Officer, and approved the terms of his employment agreement to be effective on January 1, 2009, which includes base pay of $525,000, an increase of 16.66% over his most previous base pay, and, equity grants. See a discussion of Mr. Kallop’s employment agreement under the heading “Employment Contracts and Termination of Employment Arrangements.” At its March 6, 2009 meeting the Committee reviewed annual incentive plan targets and equity grants to our named executive officers; and, approved the President and Chief Executive Officer’s 2008 bonus as well as a pool from which the 2008 bonuses of the Company’s senior officers, including the other named executive officers, would be paid.
Retirement Plans
The Company maintains a Profit Sharing Plan and Trust, which provides for an annual mandatory contribution of 7.5% of qualified compensation, including bonuses, for each year of service during which the employee has completed 11 months of service and is employed on the last day of the plan year. An additional discretionary annual contribution of up to 7.5% of qualified compensation may also be made by the Company. The plan provides for 100% vesting upon completion of one year of service.
The Company’s contributions for 2008 under the Profit Sharing Plan and Trust were $17,250 for the benefit of each of Messrs. Kallop, Blackman, Iacopelli, and Hart. The Company does not maintain any defined benefit retirement plans.
Employee and Post-Employment Benefits
The Company offers basic employee benefits coverage in order to: 1) provide our employees with a reasonable level of financial security in the event of illness or injury, and 2) enhance productivity and job satisfaction. The benefits available are the same for all of our employees and named executive officers and include medical and dental coverage, disability insurance and life insurance. In addition, the Company’s 401(k) Plan and the Company’s Profit Sharing Plan and Trust provide a reasonable level of retirement income reflecting employees’ careers with the Company. All employees, including our named executive officers, participate in these plans.
The cost of employee benefits is borne partially by the employee, including each of our named executive officers. Contributions to the 401(k) component of our benefit program are made solely by our employees including our named executive officers.
The Company also maintains a severance plan in which all employees participate, other than those employed pursuant to written contracts, that provides eligible employees with salary continuation benefits at the rate of two weeks per year of service, with a maximum of 52 weeks, in the event of their termination under defined circumstances. Mr. Blackman is a participant in our severance plan. Messrs. Kallop, Hart, Iacopelli and Yanoff have written agreements with the Company that provide for severance payments.
Deferred Compensation Program
Executives may defer receipt of all or part of the equity component of their compensation under the Company’s deferred compensation program.

Employment Contracts and Termination of Employment Arrangements
The Company maintains employment agreements, termination of employment and change-in-control agreements with certain of its named executive officers, including severance agreements with Messrs. Hart and Iacopelli and employment agreements with Messrs. Kallop and Yanoff. Under his agreement, Mr. Iacopelli is entitled to a severance payment equal to one year’s salary in the event of his discharge from employment without cause or for good cause, at Mr. Iacopelli’s election, within two years of the date of a sale of the Company. Mr. Hart is entitled to a severance payment equal to three months salary in the event of his discharge from employment without cause. If Messrs. Hart and Iacopelli had been terminated from employment with the Company on December 31, 2008 under the circumstances triggering severance payments described above, the Company would have been obligated to pay them $68,750 and $275,000, respectively.
In April 2006, the Company entered into a three year employment agreement with Mr. Kallop, effective October 1, 2005, which provided him with an annual salary of $400,000; a target annual incentive award of $300,000; an award of 8,000 shares of restricted share units, which vested on December 31, 2006, an award of 8,000 restricted share units on January 1, 2007, which vested on December 31, 2007, an award of 8,000 restricted share units on January 1, 2008, which vested on December 31, 2008, a long-term performance incentive award, with maximum, target and threshold awards of 12,000, 6,000 and 3,000 performance units, respectively, in each of three performance periods of one year in duration, beginning in 2006, based upon target increases in the Common Stock; severance benefits comprising one year of salary and pro rata annual incentive award at target and accelerated vesting of stock and performance unit grants in the event of his termination without cause prior to a change in control; and, a performance unit incentive award with a maximum target of 25,000 performance units in the event of a change of control. Effective January 1, 2007, Mr. Kallop’s employment agreement was amended to increase his annual salary to $450,000.
Effective January 1, 2009, the Company entered into a new employment agreement with Mr. Kallop through December 31, 2010. Under his new employment agreement, Mr. Kallop is entitled to an annual base salary of $525,000 and a target annual incentive award of $393,750. Mr. Kallop also received two grants of 8,000 restricted share units, which will vest on December 31, 2009 and December 31, 2010, respectively, provided that he continues to be employed by the Company on those dates, a long-term incentive award with maximum, target and threshold awards of 12,000, 6,000 and 3,000 performance units, respectively, in each of two one-year performance periods beginning on January 1, 2009 and January 1, 2010; and, a supplemental performance compensation award in the amount of 25,000 performance units. The number of performance units eligible to be earned for each of these two one-year performance periods is based on target increases in the market price of the Common Stock in the applicable performance period. The supplemental performance compensation award of 25,000 units is earned if there is a change in control of the Company as defined in the employment agreement. Mr. Kallop’s new employment agreement also includes provisions governing termination for death, disability, cause, without cause and change of control, which include a severance benefit of one year salary, pro rata annual incentive awards at target, and accelerated vesting of stock and performance unit grants in the event of his termination without cause prior to a change of control.
In March 2008, the Company entered into a 32 month employment agreement with Mr. Yanoff effective May 1, 2008, which provides him with an annual base salary of $400,000; target annual incentive awards of $150,000, which are guaranteed at $150,000, $100,000 and $75,000 for 2008, 2009 and 2010, respectively; an award of 2,500 shares of restricted share units, which vested on March 1, 2009, and a performance compensation award under which he may earn 200 performance units for each $1 million of gross written premium, as defined in his employment agreement, produced by MMO Agencies, a unit of the Company that he manages, provided that the minimum levels of gross written premiums for the applicable performance period are achieved and the maximum total loss ratio associated with such premiums is not exceeded. The performance periods for Mr. Yanoff’s performance compensation awards are from May 1, 2008 to December 31, 2008, January 1, 2009 to December 31, 2009 and January 1, 2010 to December 31, 2010 respectively. In addition, Mr. Yanoff’s employment agreement provides for severance benefits comprising unpaid base salary for the term of the employment agreement as well as guaranteed annual incentive awards, a pro rata performance award for the year in which he is terminated, based upon agreed performance production, and an award of unrestricted stock equal to the number of months remaining on his employment agreement times 1,000, in the event of his termination without cause or for good cause.

The following table summarizes the value of the termination payments and benefits that Messrs. Kallop and Yanoff would have received had they been terminated from employment with the Company on December 31, 2008 under the circumstances indicated. The table excludes (i) amounts accrued through December 31, 2008 that would be paid in the normal course of continued employment such as accrued but unpaid salary, and (ii) the vested account balance in Mr. Kallop’s Profit Sharing Plan and Trust account.
Name and Principal Position: A. George Kallop, President and Chief Executive Officer

	Termination Without
	Cause or With Good				Termination as a
	Cause Prior to a		Termination Upon a		Result of Death or
Benefit	Change in Control		Change in Control		Disability
Cash Severance(1)	$787,500		$337,500		$337,500
Acceleration of Performance Units
Standard	$228,600	(2)	$598,560	(3)	$228,600	(2)
Supplemental			$1,247,000
Health and Welfare(4)	$17,508		$17,508
Estimated Tax Gross Up(5)			$520,186

(1)
The amounts in this row represent annual salary and an annual bonus at 75% of base salary in the event of termination prior to a change in control without cause, or for good cause, at Mr. Kallop’s election, and an annual bonus at 75% of base salary in the event of termination upon change of control, or as a result of death or disability.

(2)
This amount represents the fair market value as of December 31, 2008 of the Company’s Common Stock underlying performance units, the vesting of which accelerates in connection with the specified event.

(3)
These amounts represent the fair market value as of December 31, 2008 of Common Stock underlying restricted share units and performance units, the vesting of which could be triggered in the event of a change in control at a pre-designated fair market value of the Common Stock.

(4)	The amount in this row represents the cost to the Company of providing life, health and disability insurance benefits for one year.

(5)	The amount in this row represents the estimated gross up payment the Company would pay Mr. Kallop pursuant to his employment agreement in accordance with Code Section 280G.
Name and Principal Position: Glenn R. Yanoff, Executive Vice President

	Termination Without
	Cause or With Good	Termination as a Result of Death
Benefit	Cause	or Disability
Cash Severance(1)	$975,000	-0-
Acceleration of Restricted Share Units(2)	$504,825	$47,625
Health and Welfare(3)	$16,352

(1)	The amounts in this row represent annual salary and annual guaranteed bonuses of $100,000 and $75,000 for 2009 and 2010, respectively.

(2)
The amounts in this row represent the fair market value as of December 31, 2008 of the Common Stock underlying 2,500 awarded, but unvested restricted share units, the vesting of which accelerates in connection with the specified event, and 24,000 shares of unrestricted Common Stock to which Mr. Yanoff would be entitled, and the fair market value as of December 31, 2008 of Common Stock underlying 2,500 awarded but unvested restricted share units the vesting of which accelerates in connection with the specified event, respectively.

(3)	The amount in this row represents the cost to the Company of providing life, health and disability insurance benefits for one year.

On October 1, 2005, George R. Trumbull, our former chairman and formerly our chairman and chief executive officer, resigned from the position of chief executive officer. Despite his resignation as chief executive officer, the Board requested Mr. Trumbull continue to play a significant role with the Company. The Board believed that because of the breadth of his industry experience and his intimate familiarity with the Company, his guidance and frequent consultation with our named executive officers would benefit the Company. Accordingly, after consultation with our independent compensation consultant, in April 2006 the Company entered into an employment agreement with Mr. Trumbull, effective February 1, 2006, which provided him with a base salary of $250,000, a target annual incentive award of $125,000 and an award of 5,000 shares of restricted share units which vested on December 31, 2006. Mr. Trumbull’s Agreement also provided for reimbursement of reasonable expenses incurred in the performance of his duties, and included provisions governing terminations for death, disability, cause, without cause and change of control, which included a severance benefit of one year salary, a pro rata annual incentive award at target and accelerated vesting of stock options in the event of his termination without cause prior to a change of control. Mr. Trumbull’s employment agreement was renewed effective January 1, 2007 and January 1, 2008, but it was subsequently terminated on May 21, 2008 when Mr. Trumbull resigned as chairman. At that time, the Company entered into a one year consulting agreement with Mr. Trumbull pursuant to which his employment agreement was novated, and the Company agreed to accelerate the vesting of 5,000 restricted share units granted to Mr. Trumbull on January 1, 2008, from December 31, 2008, to May 21, 2008, and to pay him $100,000 for providing advice to the Chairman and to the President and the Chief Executive Officer.
Impact of Accounting and Tax Treatment of Compensation
The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our named executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to our named executive officers.
With regard to Code Section 162(m), it is the Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive environment for executive talent. The NYMAGIC, INC. 2004 Amended and Restated Long-Term Incentive Plan, as amended in 2008, was approved by shareholders and permits the award of stock options, restricted and unrestricted stock, SARs and other performance-based equity awards that are fully deductible under Code Section 162(m).
Role of Named Executive Officers in Determining Compensation
Our President and Chief Executive Officer, with input from our Senior Vice President, Human Resources, recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior officers, including our named executive officers (other than himself). Mr. Kallop makes these recommendations to the Committee based on data and analysis provided by our independent compensation consultant and qualitative judgments regarding individual performance. Mr. Kallop was not involved in determining any element of his own compensation in 2008.

Additional Information Regarding Executive Compensation
The following table sets forth information, for the fiscal years ended December 31, 2008, 2007 and 2006, regarding the aggregate compensation of our named executive officers:
2008 Summary Compensation Table

				Stock	Option	All Other
Name and		Salary		Awards	Awards	Compensation	Total
Principal Position	Year	(1)	Bonus	(3)	(4)	(5)	Compensation
A. George Kallop(2)	2008	$458,654	$250,000	$223,558	-0-	$21,241	$953,453
President and Chief Executive	2007	$456,774	-0-	$383,352	-0-	$20,122	$860,248
Officer	2006	$407,692	$200,000	$473,673	$15,512	$22,000	$1,118,877
Thomas J. Iacopelli	2008	$280,288	$40,000	$99,163	-0-	$25,279	$444,730
Executive Vice President, Chief	2007	$274,455	$125,000	$98,800	-0-	$24,378	$522,633
Financial Officer and Treasurer	2006	$236,832	$140,000	$98,800	$12,023	$22,000	$509,655
Mark W. Blackman	2008	$356,731	$75,000	$198,326	-0-	$34,752	$664,809
Executive Vice President and	2007	$353,840	$150,000	$197,600	-0-	$31,331	$732,771
Chief Underwriting Officer	2006	$332,578	$300,000	$197,600	$15,512	$22,000	$867,690
Paul J. Hart	2008	$280,288	$40,000	$99,163	-0-	$27,201	$446,652
Executive Vice President,	2007	$276,122	$125,000	$98,800	-0-	$24,378	$524,300
General Counsel and Secretary	2006	$249,972	$160,000	$98,800	$12,410	$22,000	$543,182
Glenn R. Yanoff	2008	$271,283	$150,000	$46,280	-0-	$1,290	$468,853
Executive Vice President

(1)	The amounts shown in this column include base salary and payments in lieu of unused 2008 sick days paid in 2009.

(2)
As discussed under the heading “2008 Annual Incentive Plan” Mr. Kallop was awarded an incentive based award in recognition of his significant contributions to the Company in 2008. The amount reflected in the “Bonus” column represents the approximate cash value, on the date of grant, of the grant to Mr. Kallop of options to purchase 100,000 shares of Common Stock at a purchase price of $15, with such options vesting ratably on each of the first and second anniversaries of the grant date, March 6, 2009. The number of options awarded to Mr. Kallop was determined by employing the Black-Scholes option pricing model under which the current value of each option at the time of its grant was calculated to be approximately $2.50. The amount of the cash equivalent of the incentive award was then divided by this sum and the number of options was fixed at 100,000. The Company will incur expenses of $102,941, $124,829 and $22,230 in 2009, 2010 and 2011, respectively in connection with Mr. Kallop’s option. For the assumptions used in the calculations of this amount under FAS 123R see note 15 of the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2008, December 31, 2007 and December 31, 2006. The fair values of these awards and the amount expensed in 2008, 2007 and 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards, No. 123 (revised 2004) Share-Based Payment (FAS 123R).

(3)
The amounts in this column represent the proportionate amount of the fair market value of share, restricted share unit and performance unit awards made pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan, and recognized by the Company as an expense in 2008, 2007 and 2006 for financial accounting purposes. For the assumptions used in the calculations of this amount under FAS 123R see note 15 of the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2008, December 31, 2007 and December 31, 2006. The fair values of these awards and the amount expensed in 2008, 2007 and 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards, No. 123 (revised 2004) Share-Based Payment (FAS 123R).

(4)
The amounts in this column represent the proportionate amount of the fair market value of option awards made pursuant to the Company’s 2002 Nonqualified Option Plan, and recognized by the Company as an expense in 2008, 2007 and 2006 for financial accounting purposes. For the assumptions used in the calculations of this amount under FAS 123R see note 15 of the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the years ended December 31, 2008, December 31, 2007 and December 31, 2006. The fair values of these awards and the amount expensed in 2008, 2007 and 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards, No. 123 (revised 2004) Share-Based Payment (FAS 123R).

(5)
The amounts shown in this column represent contributions made by the Company on behalf of Messrs. Kallop, Iacopelli, Blackman and Hart pursuant to the Company’s Profit Sharing Plan and Trust, as well as payments by the Company on behalf of each named executive officer for life insurance premiums and dividends and interest on restricted share units.

2008 Grants of Plan-Based Awards
The following table sets forth information regarding grants of compensatory awards made to our named executive officers during the fiscal year ended December 31, 2008:

									All Other
									Stock	All Other		Grant
									Awards:	Option	Exercise	Date Fair
									Number	Awards:	or Base	Value of
			Estimated Future Payouts			Estimated Future Payouts Under Equity			of Shares	Number of	Price of	Stock and
			Under Non-Equity Incentive			Incentive Plan Awards			of Stock	Securities	Option	Option
	Grant	Plan	Plan Awards			(2)			or Units	Underlying	Awards	Awards
Name	Date	(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	Options (#)	($/Sh)	(3)
A. George Kallop,	4/17/06								8,000			$227,360
President and Chief Executive Officer

Glenn R. Yanoff,	5/1/08								2,500			$46,280
Executive Vice President

(1)	Grants of Plan Based Awards are made under the NYMAGIC, INC. 2004 Amended and Restated Long-Term Incentive Plan.

(2)	The amounts in these columns represent the threshold, target and maximum payout levels under the Company’s 2004 Amended and Restated Long-Term Incentive Plan.

(3)
The amounts in this column represent the proportionate amount of the fair market value of share and restricted and performance share units made pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan, and recognized by the Company as an expense in 2008 for financial accounting purposes. The fair values of these awards and the amount expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards, No. 123 (revised 2004) Share-Based Payment (FAS 123R). For the assumptions used in the calculations of this amount under FAS 123R see note 15 of the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

2008 Outstanding Equity Awards at Fiscal Year End

		Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
										Market or
				Equity					Equity	Payout
				Incentive				Market	Incentive	Value of
				Plan			Number	Value of	Plan Awards:	Unearned
		Number		Awards:			of Shares	Shares or	Number of	Shares,
		of	Number of	Number of			or Units	Units of	Unearned	Units or
		Securities	Securities	Securities			of Stock	Stock	Shares, Units	Other
		Underlying	Underlying	Underlying			That	That Have	or Other	Rights That
	Year of	Unexercised	Unexercised	Unexercised	Option		Have Not	Not	Rights That	Have Not
	Option	Options	Options	Unearned	Exercise	Option	Vested	Vested	Have Not	Vested
Name	Grant	Exercisable	Unexercisable	Options	Price	Expiration Date	(1)	(2)	Vested	(2)
A. George Kallop							-0-	-0-	12,000	$228,600

Thomas J. Iacopelli	2002	12,500	-0-	-0-	$14.47	September 2012	8,000	$152,400	-0-	-0-
	2001	5,000	-0-	-0-	$17.67	March 2011
	1999	5,000	-0-	-0-	$12.59	September 2009

Mark W. Blackman							16,000	$304,800	-0-	-0-

Paul J. Hart	2002	16,000	-0-	-0-	$14.47	September 2012	8,000	$152,400	-0-	-0-

Glenn R. Yanoff	2002	10,000	-0-	-0-	$14.47	September 2012	2,500	$47,625	-0-	-0-

(1)
Messrs. Blackman’s, Hart’s and Iacopelli’s restricted share units will each vest 8,000, 4,000 and 4,000 in September, 2009, and September, 2010, respectively. Mr. Yanoff’s 2,500 restricted share units vested on March 1, 2009.

(2)	The amount in this column is based upon $19.05, the fair market value of our Common Stock on December 31, 2008.

2008 Option Exercises and Stock Vested
The following table sets forth information regarding the exercise and vesting of stock and options awards held by our named executive officers during the fiscal year ended December 31, 2008:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting

A. George Kallop	-0-	-0-	20,000	$381,000	(1)

Thomas J. Iacopelli	5,000	$78,395	4,000	$91,560	(2)

Mark W. Blackman	-0-	-0-	8,000	$183,120	(2)

Paul J. Hart	-0-	-0-	4,000	$91,560	(2)

Glenn R. Yanoff	-0-	-0-	1,000	$21,960	(3)

(1)	Based upon $19.05, the fair market value of our Common Stock on December 31, 2008, the date Mr. Kallop’s shares vested.

(2)	Based upon $22.89, the fair market value of our Common Stock on September 12, 2008, the date Messrs. Blackman’s, Hart’s and Iacopelli’s shares vested.

(3)	Based upon $21.96 the fair market value of our Common Stock on May 23, 2008, the date Mr. Yanoff’s shares vested.

Compensation Of Directors
Directors who are not also employees of the Company receive $25,000, except that the Vice Chairman of the Board of Directors receives $35,000, as an annual retainer. The chairman of the Audit Committee of the Board of Directors and each member thereof receive additional annual retainers of $15,000 and $7,500, respectively, and the chairmen of the Finance, Human Resources, Nominating/Corporate Governance and Underwriting Committees of the Board of Directors and the members of those committees receive additional annual retainers of $5,000 and $2,500, respectively. At the discretion of the individual Directors, their annual retainer fees for service on the Board of Directors and as chairmen and members of its committees may be deferred as Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. Further, non-employee Directors are compensated an additional $2,000 for each meeting of the Board of Directors. Directors who are not employees of the Company also have received options to purchase 10,000 shares of the Common Stock, and from time to time may be granted restricted share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. On May 21, 2008 each non-employee Director was granted 1,000 restricted share units, which vest on May 21, 2009, provided that the Director is serving on the Board on that date. The Company’s independent directors may be called upon from time to time to serve on independent committees of the Board of Directors, and depending upon the nature of the matter the independent committee is considering, may be compensated for their service on such independent committees. During 2008, the Company did not pay any cash compensation to our independent Directors who served on an independent committee. All Directors serve on all of the boards of the Company’s domestic subsidiaries, except Southwest Marine And General Insurance Company, and two of our Directors, Messrs. Kallop and Trumbull, serve on the board of Southwest Marine And General Insurance Company, but are not separately compensated for their service. The Company’s domestic subsidiaries consist of three insurance companies, New York Marine And General Insurance Company, Gotham Insurance Company and Southwest Marine And General Insurance Company, and three insurance underwriters and managers, Mutual Marine Office, Inc., Pacific Mutual Marine Office, Inc. and Mutual Marine Office of the Midwest, Inc.
2008 Director Compensation
The following table sets forth information regarding the aggregate compensation we paid to the members of our board of directors, except Mr. Kallop, our President and Chief Executive Officer, during the fiscal year ended December 31, 2008:

	Fees Earned			All Other
	or Paid in Cash	Stock Awards	Option Awards	Compensation
Name	(1)	(2)	(3)	(4)		Total
John R. Anderson	$44,500	$32,980	-0-	$1,680		$79,160
Glenn Angiolillo	$49,500	$32,980	-0-	$3,525		$86,005
Ronald J. Artinian	$43,000	$13,525	$10,584	$617		$67,690
John T. Baily	$54,500	$32,980	-0-	$2,098		$89,578
Dennis H. Ferro (5)	-0-	-0-	-0-	-0-		-0-
David E. Hoffman	$52,000	$32,980	$2,483	$3,793		$91,256
William J. Michaelcheck	$39,500	$32,980	-0-	$2,974		$75,454
William D. Shaw, Jr.	$47,500	$32,980	-0-	$103,733	(6)	$184,213
Robert G. Simses	$17,000	$154,702	-0-	$84,994	(7)	$256,696
George R. Trumbull	$38,000	$13,525	$7,899	$264,480	(8)	$323,904
Glenn R. Yanoff (9)	$4,000	$19,455	-0-	$1,052		$24,507
David W. Young	$54,500	$32,980	-0-	$2,784		$90,264

(1)
Of the amounts reflected in this column the named Director has deferred the amount indicated as deferred share units under the NYMAGIC, INC. 2004 Amended and Restated Long-Term Compensation Plan: Anderson, $0; Angiolillo, $37,500; Artinian, $35,000, Baily, $25,000; Hoffman, $40,000; Michaelcheck, $27,500; Shaw, $37,500; Simses, $5,000; Trumbull, $30,000; and, Young, $25,000.

(2)
The amounts shown in this column represent the proportionate amount of the fair market value of restricted share unit awards made pursuant to the Company’s 2004 Amended and Restated Long-Term Incentive Plan, and recognized by the Company as an expense in 2008 for financial accounting purposes. The fair values of these awards and the amount expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards, No. 123 (revised 2004) Share-Based Payment (FAS 123R). For the assumptions used in the calculations of this amount under FAS 123R see note 15 of the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008.

(3)
The amounts shown in this column represent the proportionate amount of the fair market value of the award of options made pursuant to the Company’s 2002 Nonqualified Option Plan, and recognized by the Company as an expense in 2008 for financial accounting purposes. The fair values of these awards and the amount expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards, No. 123 (revised 2004) Share-Based Payment (FAS 123R). For the assumptions used in the calculations of this amount under FAS 123R see note13 of the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. Each Director has options to purchase 10,000 shares of Common Stock. All Directors, with the exception of Messrs. Artinian, Ferro and Trumbull were fully vested in their options as of December 31, 2008.

(4)
The amounts in this column represent dividends and interest earned by our Directors on their deferred share unit accounts established under the NYMAGIC, INC. 2004 Amended and Restated Long-Term Incentive Plan, with the exception of Messrs. Shaw, Simses and Trumbull, whose other compensation is explained separately in footnotes (6), (7) and (8), respectively.

(5)	Mr. Ferro was appointed to the Board of Directors on March 6, 2009.

(6)	Represents $3,733 in dividends and interest in 2008 and $100,000 in consulting fees paid by the Company to Mr. Shaw pursuant to his consulting contract with the Company effective January 1, 2008.

(7)	Represents $9,994 in dividends and interest in 2008, and $75,000 in fees paid by the Company to Mr. Simses pursuant to his engagement agreement, effective May 21, 2008.

(8)
Represents $97,596 cash in salary, which is more fully discussed under the heading “Certain Relationships and Related Transactions,” paid pursuant to his employment agreement, which was in effect from January 1, 2008 to May 21, 2008, $50,000 cash paid pursuant to his consulting agreement with the Company effective May 21, 2008, $115,300, the expense to the Company of the restricted share units awarded to Mr. Trumbull that vested on May 21, 2008, $984 in dividends and interest on Mr. Trumbull’s restricted share units that vested on May 21, 2008, and $600, the cost of providing life, health and disability insurance to Mr. Trumbull, pursuant to his employment agreement with the Company effective January 1, 2008.

(9)	Mr. Yanoff resigned from our Board of Directors in March 2008.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, Directors and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports which they file.
The Company prepares Section 16(a) reports on behalf of its officers and Directors and certain 10% stockholders based on the information provided by them. Based solely on a review of this information, copies of such forms furnished to the Company and written representations from the Company’s officers, Directors and 10% shareholders, the Company believes that no Director, officer or beneficial owner of more than 10% of our Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 2008, except that Forms 4 required to be filed for Mr. Michaelcheck on January 24, 2008, March 10, 2008, and May 12, 2008 were filed on January 25, 2008, March 11, 2008, and May 13, 2008, respectively; a Form 4 required to be filed for Mr. Artinian on March 26, 2008 was filed on March 28, 2008; a Form 4 required to be filed for Mr. Angiolillo on March 31, 2008 was filed on April 2, 2008; a Form 4 required to be filed for Mr. Hoffman on May 28, 2008 was filed on June 11, 2008; Forms 4 required to be filed for Messrs. Young, Shaw, Hoffman, Baily, Simses and Trumbull on June 3, 2008 were filed on June 16, 2008; Forms 4 required to be filed for Messrs. Artinian, Angiolillo and Michaelcheck on June 3, 2008 were filed on June 13, 2008; and a Form 4 required to be filed for Mr. Yanoff on May 5, 2008 was filed on July 9, 2008.

Share Investment Performance Graph (1)
Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on shares of the Company’s Common Stock against the cumulative total return of the $500 Million to $1 Billion Insurance Asset Index, which includes some of the Company’s competitors, obtained from SNL Financial LC and the cumulative total return of the Russell 2000 Index, for the period of five fiscal years commencing December 31, 2003, and ending December 31, 2008, assuming $100 invested in the Company’s Common Stock and in each index on December 31, 2003, and assuming reinvestment of dividends. The Common Stock price performance shown on the graph is not indicative of future price performance.
NYMAGIC, INC.

	Period Ending
Index	12/31/03	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08
NYMAGIC, INC.	100.00	93.17	92.21	137.40	87.71	73.35
Russell 2000	100.00	118.33	123.72	146.44	144.15	95.44
SNL Insurance $500M-$1B	100.00	121.58	110.08	120.47	115.26	90.16

(1)
The price performance comparison information in the table is not “solicitation material,” is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act” or the Exchange Act) whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Report of the Human Resources Committee
on Executive Compensation
The Human Resources Committee evaluates and establishes compensation for our named executive officers and for the Chairman and the Vice-Chairman of the Company. In addition, the Committee oversees the Company’s 1991 Stock Option Plan, and other management incentive and benefit programs. An independent committee of the Board of Directors and the Board of Directors as a whole oversee the Company’s 2002 Stock Option Plan and 2004 Amended and Restated Long-Term Incentive Plan, respectively. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of named executive officer compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis found on pages 11 through 24 of this proxy statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation and the compensation of our Chairman and Vice-Chairman. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.
RESPECTFULLY SUBMITTED,
THE HUMAN RESOURCES COMMITTEE
John R. Anderson
David E. Hoffman
David W. Young

Report of the Audit Committee (2)
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions, performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements, including Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee currently consists of five Directors who have been appointed by the Board of Directors, including Messrs. Glenn Angiolillo, Ronald J. Artinian, John T. Baily (chairman and audit committee financial expert), David E. Hoffman and David W. Young. The Audit Committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Exchange Act. Mr. Baily is qualified as an audit committee financial expert within the meaning of Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act and the Board of Directors has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee is governed by the Charter of the Audit Committee that has been adopted by the Board of Directors. The Board of Directors reviews and assesses the adequacy of the charter of the Audit Committee on an annual basis.
Management is responsible for the development, maintenance and assessment of the Company’s internal control structure and procedures for financial reporting. KPMG LLP, the Company’s independent registered public accounting firm, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, for issuing a report thereon and for auditing, the Company’s maintenance of effective internal controls and procedures for financial reporting. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions, including the appointment and retention of the independent registered public accountants. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles and compliance applicable rules and regulations.
The Audit Committee met with management and the independent registered public accounting firm to review and discuss the Company’s audited financial statements for the year ended December 31, 2008. The Audit Committee also discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Management and KPMG LLP, our independent registered public accounting firm, have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles in the United States, that they include management’s assessment of the effectiveness of the Company’s internal controls and procedures for financial reporting and the independent registered public accounting firm’s affirmative report on the effectiveness of the Company’s internal control structure and procedures for financial reporting. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate, including discussions with the Company’s internal auditor who reports directly to the Audit Committee.
Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.
RESPECTFULLY SUBMITTED,
THE AUDIT COMMITTEE
Glenn Angiolillo
Ronald J. Artinian
John T. Baily, Chairman
David E. Hoffman
David W. Young

(2)
The material in this report is not “solicitation material,” is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Security Ownership of Certain Beneficial Owners
The following table sets forth information as of March 23, 2009, regarding persons, entities or groups, as such term is defined in Section 13 of the Exchange Act, known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock.

	Amount and Nature		Percent of Common Stock
Name and Address of Beneficial Owner-	of Ownership		Outstanding (1)

Lionshead Investments, LLC	450,000	(2)	5.35%
41 Wee Burn Lane Darien, CT 06820

Mark W. Blackman	1,084,000	(3)	12.84%
80 Deepwood Road Darien, CT 06820

Dimensional Fund Advisors, Inc.	742,223	(4)	8.82%
1299 Ocean Avenue — 11th Floor Santa Monica, CA 90401

Mariner Partners, Inc., et al.	1,350,000	(5)	16.04%
500 Mamaroneck Avenue 4th Floor Harrison, NY 10528

Royce & Associates, Inc.	705,358	(6)	8.38%
1414 Avenue of the Americas New York, NY 10019

CCP Fund Managers, LLC	900,000	(7)	10.32%
100 Pearl Street, 17th Floor Hartford, CT 06103

Louise B. Tollefson 2000 Florida Intangible Tax Trust	864,483	(8)	10.27%
c/o Robert G. Simses, Trustee Simses & Associates P.A. 400 Royal Palm Way, Suite 304 Palm Beach, FL 33480

Louise B. Tollefson	984,120	(9)	11.69%
18665 S.E. Village Circle Tequesta, FL 33469

Bank of America Corporation	431,769	(10)	5.13%
100 North Tryon Street Floor 25, Bank of America Corporate Center Charlotte, NC 28255

Wells Fargo & Company	838,554	(11)	9.96%
420 Montgomery Street San Francisco, CA 94163

Renaissance Technologies LLC	444,700	(12)	5.28%
800 Third Avenue New York, New York 10022

(1)
Based upon 8,416,738 shares of Common Stock issued and outstanding as of March 23, 2009, except as to CCP Fund Managers, LLC, for which the percent of Common Stock issued and outstanding is based upon 8,716,738 shares and assumes that its options to purchase 300,000 shares, which would be issued by the Company are included in its total of 900,000 shares beneficially owned, are exercised and that the Company issues such shares, and as to Mr. Blackman, for which the percent of Common Stock issued and outstanding is based upon 8,440,738 shares and assumes that the Company would issue his 24,000 restricted share units that are vested.

(2)
The managing members of Lionshead Investments, LLC (“Lionshead Investments”) formerly named Blackman Investments, LLC, are Mr. John N. Blackman Jr., a member of our Board of Directors from 1975 until May 2004, and Mr. Blackman’s spouse. Mr. Blackman disclaims beneficial ownership of the shares held by Lionshead Investments. Lionshead Investments is a party to the Amended and Restated Voting Agreement regarding 225,000 of the listed shares as described below under the heading “Voting Agreement.”

(3)
Includes 24,000 restricted share units acquired by vesting under the NYMAGIC, INC. 2004 Amended and Restated Long-Term Incentive Plan. Mr. Blackman is a party to the Amended and Restated Voting Agreement regarding 225,000 of the listed shares as described below under the heading “Voting Agreement.”

(4)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2009. Dimensional Fund Advisers, Inc., an investment advisor registered under the Investment Advisers Act of 1940 (“Dimensional”), has sole voting and dispositive power with respect to these shares. These shares are held by investment companies registered under the Investment Company Act of 1940, and by trusts and separate accounts for which Dimensional acts as investment advisor. Dimensional disclaims beneficial ownership of all of these shares.

(5)
Based solely on a Schedule 13D/A dated October 12, 2005 and as filed with the Securities and Exchange Commission on November 30, 2005. Mariner, together with 1) Mr. Mark W. Blackman, a member of our Board of Directors; 2) Lionshead Investments of which John N. Blackman, Jr., who was a member of our Board of Directors from 1975 until May 2004 is a managing member and 3) Mr. Robert G. Simses, the Chairman of our Board of Directors, as trustee of Louise B. Tollefson 2000 Florida Intangible Tax Trust (“2000 FITT”) and Louise B. Blackman Tollefson Family Foundation (“Foundation”) entered into the Amended and Restated Voting Agreement and, collectively, share voting and dispositive power over all 1,350,000 shares of Common Stock currently subject to the Amended and Restated Voting Agreement and may be deemed to constitute a “group” as that term is used under Section 13 of the Exchange Act. Information concerning the Amended and Restated Voting Agreement is described below under the heading “Voting Agreement.” Mr. Mark W. Blackman’s address is: C/O NYMAGIC, INC. 919 Third Avenue, New York, NY 10022; Lionshead Investment’s and Mr. John N. Blackman Jr.’s address is: 41 Wee Burn Lane, Darien, CT 06820; and Mr. Simses’ address is: Simses & Associates P.A., 400 Royal Palm Way, Suite 304, Palm Beach, FL 33480.

(6)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 27, 2009. Royce & Associates, Inc., is an investment advisor registered under the Investment Advisers Act of 1940, and has sole voting and dispositive power with respect to all of these shares.

(7)
Based on a Schedule 13D/A filed with the Securities and Exchange Commission on January 18, 2005 jointly by David W. Young, CCP Fund Managers, LLC (“CCPFM”), Conning Investment Partners VI, LP (“Conning Investment”) and Conning Capital Partners VI, L.P. (“CCPVI”) and on the Company’s current report filed on Form 8-K with the Securities and Exchange Commission on March 28, 2006. CCPFM, by virtue of being the manager member of Conning Investment, may be deemed to indirectly beneficially own the 900,0000 shares of Common Stock directly beneficially owned by CCPVI (600,000 of which are owned and 300,000 of which are subject to options), Conning Investment, by virtue of being the general partner of CCPVI, may be deemed to indirectly beneficially own the 900,000 shares of Common Stock directly beneficially owned by CCPVI (600,000 of which are owned and 300,000 of which are subject to options). CCPVI has direct beneficial ownership of 900,000 shares of Common Stock (600,000 of which are owned and 300,000 of which are subject to options).

(8)
Mr. Robert G. Simses, trustee of 2000 FITT and the Chairman of our Board of Directors, disclaims beneficial ownership of the listed shares. Mr. Simses, as trustee of 2000 FITT, has entered into the Amended and Restated Voting Agreement regarding the shares held by 2000 FITT as described below under the heading “Voting Agreement.”

(9)
Includes 5,262 shares held by Mrs. Tollefson, 864,483 shares held by Mr. Robert G. Simses, our Chairman, as trustee of 2000 FITT, 38,591 shares held by the Louise B. Blackman Family Foundation and 75,784 shares held by the Louise B. Tollefson and Bennett H. Tollefson Charitable Remainder Unitrust.

(10)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2009. Bank of America Corporation is the parent holding company or control person in accordance with Rule 13D-1(b)(ii)(G) of NB Holdings Corporation Bank of America N.A., Banc of America Securities Holdings Corporation, Banc of America, Securities LLC, Columbia Management Group, LLC and Columbia Management Advisors, LLC, one or more of which is an investment advisor registered under the Investment Advisers Act of 1940, and has shared voting and dispositive power with respect to all of these shares.

(11)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 22, 2009. Wells Fargo & Company is the parent holding company or control person in accordance with Rule 13D-1(b)(ii)(G) of Wells Capital Management, which is an investment advisor registered under the Investment Advisers Act of 1940, has shared voting and dispositive power with respect to all of these shares.

(12)
Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009. Renaissance Technologies LLC is an investment advisor registered under the Investment Advisers Act of 1940, has sole voting and dispositive power with respect to all of these shares.

The determination that there were no other persons, entities or groups, as such term is defined in Section 13 of the Exchange Act known to the Company to beneficially own more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

Security Ownership of Management
The following table sets forth information as of March 23, 2009, with respect to the issued and outstanding shares of Common Stock beneficially owned by each Director of the Company, each Director nominee, each Named Executive Officer, each executive officer, and all Directors and executive officers of the Company as a group. Shares of Common Stock that may be acquired by an individual within 60 days of March 23, 2009, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise noted, each person listed in the table owns all shares directly and has sole voting and investment power with respect to such shares. Other than as noted in the footnotes below, no shares were pledged by our directors or named executive officers.

			Percent of Common
	Amount and Nature		Stock
Name of Beneficial Owner	of Ownership		Outstanding (1)

John R. Anderson	16,536	(2)(22)	*
Glenn Angiolillo	25,090	(3)(22)	*
Ronald J. Artinian	22,041	(4)(22)	*
John T. Baily	20,178	(5)(22)	*
John N. Blackman, Jr.	450,000	(6)	5.35%
Mark W. Blackman	1,084,000	(7)(22)	12.84%
Dennis H. Ferro	-0-	(8)
Paul J. Hart	28,000	(9)(22)	*
David E. Hoffman	22,845	(10)(22)	*
Thomas J. Iacopelli	37,550	(11)(22)	*
A. George Kallop	319,600	(12)	3.80%
Craig S. Lowenthal	6,500	(13)(22)	*
William J. Michaelcheck	1,617,634	(14)(22)	19.18%
William D. Shaw, Jr.	28,957	(15)22)	*
Robert G. Simses	1,005,441	(16)(22)	11.91%
George Sutcliffe	9,500	(17)(22)	*
George R. Trumbull, III	422,421	(18)(22)	5.02%
Glenn R. Yanoff	23,390	(19)(22)	*
David W. Young	17,153	(20)(22)	*
All Directors, and executive officers as a group (19 persons)	3,233,086	(21)(22)	37.30%

*	Less than 1% of issued and outstanding Common Stock.

(1)	Based upon 8,416,738 shares of Common Stock issued and outstanding as of March 23, 2009.

(2)
Includes 10,000 shares that may be, acquired through the exercise of options and 2,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 1,680 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(3)
Includes 10,000 shares that may be, acquired through the exercise of options and 3,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 6,090 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(4)
Includes 2,500 shares that may be, acquired through the exercise of options and 1,000 restricted share units that may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 1,541 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. 8,000 shares owned directly by Mr. Artinian may be pledged in a broker’s margin account.

(5)
Includes 10,000 shares that may be, acquired through the exercise of options and 3,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 4,153 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(6)
Includes 75,000 shares held by the Blackman Co-Trust for the benefit of Mr. Blackman’s spouse and children for which Mr. Blackman and his spouse are co-trustees and 375,000 shares held by Lionshead Investments, LLC for which Mr. Blackman and his spouse are managing members. Mr. Blackman disclaims beneficial ownership over all such shares. Lionshead Investments is a party to the Amended and Restated Voting Agreement regarding the 225,000 shares held by Lionshead Investments as described below under the heading “Voting Agreement.”

(7)
Includes 50,000 shares held by trusts for the benefit of Mr. Blackman’s children, 50,000 shares held by Mr. Blackman’s spouse and 24,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting. Mr. Blackman disclaims beneficial ownership over such shares other than those that have been acquired by vesting. Mr. Blackman is a party to the Amended and Restated Voting Agreement regarding 225,000 shares held by Mr. Blackman as described below under the heading “Voting Agreement.”

(8)	Mr. Ferro was appointed to our Board of Directors on March 6, 2009.

(9)
Includes 16,000 shares that may be acquired within 60 days of March 23, 2009 through the exercise of options and 12,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting.

(10)
Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been, or may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 6,746 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(11)
Includes 22,500 shares that may be acquired within 60 days of March 23, 2009 through the exercise of options and 12,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting.

(12)
On April 4, 2002, Mariner entered into an agreement with Mr. Kallop, pursuant to which Mariner assigned to him beneficial ownership of an option to purchase 315,000 shares of Common Stock by agreeing to hold a portion of the Amended and Restated Voting Agreement option covering 315,000 shares of NYMAGIC as nominee for Mr. Kallop, who agreed to be bound to the terms of the Amended and Restated Voting Agreement. On October 12, 2005 Mr. Kallop and Mariner amended their agreement by reducing the number of Amended and Restated Voting Agreement option shares held by Mariner for him from 315,000 to 236,250. The Company is not a party to this agreement. For a more detailed discussion of the agreement between Mariner and Mr. Kallop see “Certain Relationships and Transactions.” Information concerning the Amended and Restated Voting Agreement is described below under the heading “Voting Agreement.”

(13)	Includes 4,500 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting.

(14)
Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 4,634 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. Mariner has an option pursuant to the Amended and Restated Voting Agreement to purchase up to and including 1,350,000 shares of Common Stock from certain Company shareholders at any time and from time to time and all such shares are shown as beneficially owned by Mr. Michaelcheck. Additional information concerning the Amended and Restated Voting Agreement is described below under the heading “Voting Agreement.”

(15)
Includes 3,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 6,557 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. The 19,400 shares of Common Stock owned directly by Mr. Shaw may be pledged in a broker’s margin account.

(16)
Includes 864,483 shares held by Mr. Simses as trustee of 2000 FITT and 38,591 shares held as trustee of the Foundation. Mr. Simses has sole voting and dispositive power over the shares held in the 2000 FITT and the Foundation. Mr. Simses disclaims beneficial ownership of the shares held by 2000 FITT and the Foundation. Mr. Simses as trustee of 2000 FITT and the Foundation is a party to the Amended and Restated Voting Agreement regarding 861,409 shares held by 2000 FITT and the shares held by the Foundation as described below under the heading “Voting Agreement.” Also includes 10,000 shares, which may be acquired through the exercise of options and 12,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 4,129 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(17)	Includes 2,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting.

(18)
On April 12, 2005, Mariner entered into an agreement with Mr. Trumbull pursuant to which Mariner assigned to him beneficial ownership of an option to purchase 450,000 shares of Common Stock by agreeing to hold a portion of the Amended and Restated Voting Agreement option covering 450,000 shares of NYMAGIC as nominee for Mr. Trumbull, who agreed to be bound to the terms of the Amended and Restated Voting Agreement. On October 12, 2005 Mr. Trumbull and Mariner amended their agreement by reducing the number of Amended and Restated Voting Agreement option shares from 450,000 to 337,500. The Company is not a party to this agreement. For a more detailed discussion of the agreement between Mariner and Mr. Trumbull see “Certain Relationships and Transactions.” Information concerning the Amended and Restated Voting Agreement is described below under the heading “Voting Agreement.” Also includes 2,500 shares that may be, acquired within 60 days of March 23, 2009 though the exercise of options and 1,000 restricted share units which may be acquired through vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 1,321 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(19)
Includes 10,000 shares that may be, acquired within 60 days of March 23, 2009, upon exercise of options, 2,000 Restricted Share Units that have been acquired through vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 274 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(20)
Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of March 23, 2009 and 4,153 Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan, but excludes 600,000 shares of Common Stock held by CCPVI and 300,000 shares of Common Stock which may be acquired CCPVI within 60 days of March 23, 2009 through the exercise of options. As set forth above in footnote (7) to the table “Security Ownership of Certain Beneficial Owners,” such shares are beneficially owned by CCPVI, a limited partnership. Mr. Young, who is a member of CCP Equity Partners, the general partner of CCPVI, disclaims beneficial ownership of such shares.

(21)
Of the 3,233,086 shares listed as beneficially owned by all Directors and executive officers as a group, 123,500 shares represent shares that could be acquired within 60 days of March 23, 2009, upon exercise of options, 86,000 represent restricted share units that have been, or may be, acquired through vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 41,278 shares represent Deferred Share Units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. These shares are included in the total number of outstanding shares for the purpose of determining the percentage of Common Stock beneficially owned by all Directors and executive officers as a group. The above listed shares do not include the 1,350,000 shares shown as beneficially owned by Mr. Michaelcheck because those shares represent shares that Mariner may acquire from certain other shareholders listed in the table above at any time and from time to time pursuant to the Amended and Restated Voting Agreement; if those shares were acquired by Mariner the total shareholdings of those other shareholders would be reduced correspondingly. Similarly, the listed shares do not include 236,250 of the shares shown as beneficially owned by Mr. Kallop and 337,500 shares shown as beneficially owned by Mr. Trumbull, because such shares represent a portion of the purchase option of Mariner under the Amended and Restated Voting Agreement. Information concerning the Amended and Restated Voting Agreement is described below under the heading “Voting Agreement.”

(22)	The Deferred Share Unit holders have sole voting power with respect to the Deferred Share Units but do not have sole or shared dispositive power until the Deferred Share Units vest.

Voting Agreement
The following parties have entered into a Voting Agreement: (1) Mariner; (2) Mr. Mark W. Blackman, a member of our Board of Directors and the Company’s Executive Vice President and Chief Underwriting Officer; (3) Lionshead Investments, LLC, of which Mr. John N. Blackman, Jr., a member of our Board of Directors from 1975 until May 2004, is a managing member; and, (4) Mr. Robert G. Simses, the Chairman of our Board of Directors, as trustee of 2000 FITT and Foundation.
Mr. Blackman, Lionshead Investments, LLC and Mr. Robert G. Simses are referred to below as the three “Participating Shareholders” under the Amended and Restated Voting Agreement. The Participating Shareholders have agreed to certain matters as described below with respect to 225,000 shares held by each of Mr. Blackman and Lionshead Investments, LLC, and 900,000 shares held by 2000 FITT and Foundation (the “Voting Shares”). Additional information concerning the shares held by Mr. Blackman, Lionshead Investments, LLC, 2000 FITT and Foundation is contained above under the headings “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management.”
Voting. In accordance with the Amended and Restated Voting Agreement, the Participating Shareholders authorized Mariner, with the approval of any two of the three Participating Shareholders, to vote all Voting Shares at all shareholder meetings and adjournments of the meetings or on any action or approval by written consent of the Company’s shareholders. If any two of the three Participating Shareholders fail to approve a vote by Mariner on any matter, Mariner will not vote on that matter, but (except as set forth below) Mariner’s failure to vote with respect to any matter as a result of the provisions of the Amended and Restated Voting Agreement will not entitle the Participating Shareholders to instead vote their respective Voting Shares on that matter. However, for matters involving 1) the merger or consolidation of the Company, 2) the sale of all or substantially all of the Company’s assets, 3) the Company’s dissolution and/or liquidation and 4) any recapitalization or stock offering of the Company (each, a “Significant Event”), if any two of the three Participating Shareholders fail to approve a vote by Mariner on a Significant Event, Mariner will not vote on that matter, but Participating Shareholders may instead vote their respective Voting Shares regarding the Significant Event.
Nominations to the Board of Directors. Under the Amended and Restated Voting Agreement, Mariner is entitled to nominate four candidates for election to the Company’s Board of Directors, Mr. Mark W. Blackman and Lionshead Investments, LLC are each entitled to nominate one candidate, Mr. Simses is entitled to nominate two candidates and the Chief Executive Officer of the Company is entitled to nominate three candidates for a total of eleven nominees. Provided that they are legally qualified to serve as Directors, Mariner is obligated to vote the Voting Shares in favor of the Participating Shareholders’ nominees. For this Annual Meeting, Mariner has nominated Messrs. William J. Michaelcheck, William D. Shaw, Jr., George R. Trumbull, III and A. George Kallop; the Participating Shareholders have nominated Messrs. John R. Anderson, Glenn Angiolillo, Robert G. Simses and Ronald J. Artinian; and, the Chief Executive Officer has nominated Messrs. John T. Baily, David E. Hoffman and David W. Young. The Nominating Committee recommended to the Board that each of these candidates as well as Mark W. Blackman and Dennis H. Ferro be nominated for election to the Board at the Annual Meeting and the Board of Directors nominated all of these candidates for election to the Board.
Option. The Amended and Restated Voting Agreement also gives Mariner the right to purchase up to 1,350,000 shares of our Common Stock from the Participating Shareholders. The option exercise price per share is based on the date the option is exercised. At the time the voting agreement was originally signed, the option exercise price was $19.00, with the exercise price increasing $0.25 per share every three months, subject to deduction for dividends paid. The exercise price as of April 2, 2009 is $24.34 per share. Generally, Mariner’s option will expire 30 days after the termination of the Amended and Restated Voting Agreement. However, if the Amended and Restated Voting Agreement is terminated prior to December 31, 2010 by unanimous written notice from the Participating Shareholders, then the option will continue in full force and effect until the close of business on December 31, 2010.
Transferability of the Option. The option granted to Mariner is not transferable except in certain instances, with the assignee agreeing to be bound to the Amended and Restated Voting Agreement. Mariner is permitted to assign the option, in whole or in part, to any one or more of William J. Michaelcheck, William D. Shaw, Jr., George R. Trumbull, III and A. George Kallop or any other individual employed by or acting as a consultant for Mariner in connection with NYMAGIC. With the written consent of at least two Participating Shareholders, Mariner or any assignee as described above is permitted to assign the option, in whole or in part, to any one or more other persons. On April 4, 2002, Mariner entered into an agreement with each of William D. Shaw, Jr., our Vice Chairman, and A. George Kallop, our President and Chief Executive Officer, pursuant to which Messrs. Shaw and Kallop each was assigned beneficial ownership of an option covering 315,000 shares of NYMAGIC. On April 12, 2005 Mariner entered into an agreement with Mr. Trumbull, a member of our Board of Directors, pursuant to which he was assigned beneficial ownership of an option covering 450,000 shares of NYMAGIC. The agreement between Mr. Shaw and Mariner was, however, subsequently terminated, and the agreements with Messrs. Kallop and Trumbull were subsequently modified by reducing the number of option shares assigned to them from 315,000 to 236,250, and from 450,000 to 337,500, respectively.

Termination. The Amended and Restated Voting Agreement will terminate upon the earliest to occur of: December 31, 2010; the merger or consolidation of NYMAGIC into another corporation; the sale of all or substantially all the Company’s assets or its dissolution and/or its liquidation; immediately upon the resignation of Mariner; or upon written notice of termination to Mariner from all of the Participating Shareholders.
Subject to the Company’s By-Laws, any Participating Shareholder may, acting reasonably, at any time and from time to time replace any Director nominated by him or nominate a successor and Mariner is obligated to use reasonable efforts to elect and vote the Voting Shares in favor of the Participating Shareholder’s replacement Director or successor. Mariner may not without the consent of a Participating Shareholder, vote the Voting Shares to remove a Director nominated by that Participating Shareholder. Additional information concerning all nominees to the Board of Directors is provided above under the heading “Proposal No. 1: Election of Directors.”
Certain Relationships and Related Transactions
On July 8, 2008, the Company entered into a three-year engagement agreement with Robert G. Simses, our Chairman of the Board of Directors (the “Simses Engagement Agreement”), effective May 21, 2008 through May 21, 2011. Under the terms of the Simses Engagement Agreement, Mr. Simses is entitled to an annual retainer, payable quarterly, beginning on August 21, 2008, of not less than $150,000, subject to review for increase at the discretion of the Human Resources Committee of the Board of Directors. For the year ended December 31, 2008, he was paid $75,000 under the Simses Engagement Agreement. Mr. Simses also received a grant of 30,000 restricted share units as of the effective date of the Simses Engagement Agreement. These shares will vest ratably over three years, beginning on May 21, 2009. The Simses Engagement Agreement also provides for reimbursement of reasonable expenses incurred in the performance of Mr. Simses’ duties, and includes provisions governing termination for death, disability, cause, without cause and change of control, which includes payment through the end of the term of the agreement and accelerated vesting of stock unit grants in the event of his termination without cause, for good cause or upon a change of control.
On May 21, 2008, George R. Trumbull stepped down as Chairman of the Board of Directors. Effective as of that date, the Company entered into a consulting agreement with Mr. Trumbull (the “Trumbull Consulting Agreement”), pursuant to which Mr. Trumbull’s employment agreement, effective January 1, 2008, was novated and the vesting of 5,000 restricted share units granted to Mr. Trumbull on January 1, 2008, was accelerated to May 21, 2008. Under the terms of his agreement, Mr. Trumbull performed consulting services in the form of providing assistance to the Company’s Chairman of the Board of Directors as requested in connection with Board matters and to the President and Chief Executive Officer of the Company as requested in connection with various issues arising in the Company’s operating and risk bearing subsidiaries. Mr. Trumbull’s compensation under the Trumbull Consulting Agreement is $100,000 per year, payable in four equal quarterly payments of $25,000 each, the first of which was paid on August 21, 2008. For the year ended December 31, 2008, he was paid $50,000 under the Trumbull Consulting Agreement. The Company is also obligated to reimburse Mr. Trumbull for all reasonable and necessary expenses incurred in connection with the services he provides under the Trumbull Consulting Agreement. Unless extended by mutual agreement, the Trumbull Consulting Agreement terminates on May 21, 2009. The Trumbull Consulting Agreement is also subject to termination by Mr. Trumbull or the Company on 30 days prior notice. The Company may terminate the Trumbull Consulting Agreement at any time in the event Mr. Trumbull ceases to be a member of the Company’s Board of Directors. The agreement automatically terminates immediately upon the merger or consolidation of the Company into another corporation; the sale of all or substantially all of its assets; its dissolution and/or liquidation; or, the death of Mr. Trumbull.
In accordance with the terms of a letter agreement between Mariner and Mr. Trumbull, dated April 12, 2005 and amended on October 12, 2005, January 9, 2008 and October 15, 2008, Mr. Trumbull is entitled to receive a portion of total fees paid by the Company to Mariner as compensation in consideration of services provided to Mariner relating to NYMAGIC. Mr. Trumbull earned $436,246 for services rendered to Mariner in 2008.
In accordance with the terms of a letter agreement between Mariner and Mr. Kallop, our President and Chief Executive Officer, dated April 4, 2002 and amended on October 12, 2005, January 9, 2008 and October 15, 2008, Mr. Kallop is entitled to receive a portion of total fees paid by the Company to Mariner as compensation in consideration of services provided to Mariner relating to NYMAGIC. Mr. Kallop earned $436,246 for services rendered to Mariner in 2008.

Mr. Shaw, a member of our Board of Directors and Vice Chairman, is an employee and a shareholder of less than 5% of Mariner. Effective January 1, 2008 the Company and Mr. Shaw entered into an agreement pursuant to which Mr. Shaw provided certain consulting services to the Company in connection with its asset management strategy in consideration of $100,000 plus a bonus to be awarded upon the recommendation of the Chief Executive Officer and at the sole discretion of the Human Resources Committee. This agreement expired on December 31, 2008 and was not renewed. Mr. Shaw was not awarded a bonus for his services to the Company in 2008.
The Company had gross premiums of $9 million in 2008 written through Arthur J. Gallagher & Co., an insurance brokerage at which Glenn R. Yanoff who, having been nominated by the Participating Shareholders under the Amended and Restated Voting Agreement, most recently served on our Board of Directors from September 2005 through March 2008, was an employee until May 1, 2008, when Mr. Yanoff was appointed an Executive Vice-President of the Company. In connection with the placement of such business, gross commission expenses of $1,757,000 were incurred by the Company on these transactions.
NYMAGIC, INC., New York Marine And General Insurance Company and Gotham Insurance Company entered into an investment management agreement with Mariner effective October 1, 2002 that was amended and restated on December 6, 2002 and Southwest Marine And General Insurance Company entered into an investment management agreement with a Mariner affiliate, Mariner Investment Group, Inc. on March 1, 2007 (the “Investment Management Agreements”). Under the terms of the Investment Management Agreements, Mariner manages the Company’s investment portfolio. Fees to be paid to Mariner are based on a percentage of the investment portfolio as follows: .20% of liquid assets, ..30% of fixed maturity investments and 1.25% of limited partnership (hedge fund) investments. William J. Michaelcheck, a Director of the Company, is the chairman, and the beneficial owner of a substantial number of shares of Mariner. George R. Trumbull, III, a Director of the Company, A. George Kallop, President and Chief Executive Officer and a Director of the Company, and William D. Shaw, Jr., Vice Chairman and a Director of the Company, are also associated with Mariner. Investment fees incurred in 2008 under the Investment Management Agreement with Mariner were $2,894,022. The Company believes that the terms of the foregoing transactions are not less favorable than could be obtained by the Company from unrelated parties on an arms-length basis. The investment management fees paid to Mariner were arrived at through negotiations between the Company and Mariner. All then current Directors participated in the discussion of the Investment Management Agreements. In accordance with the Company’s conflict of interest policy, the Investment Management Agreements were approved by independent committees of the Company’s Board of Directors, which consisted of all Directors who were neither Mariner affiliates nor Participating Shareholders under the Amended and Restated Voting Agreement.
In 2003, the Company acquired a 100% interest in a limited partnership hedge fund, Mariner Tiptree (CDO) Fund I, L.P. (“Tiptree”), subsequently known as Tricadia CDO Fund, L.P. (“Tricadia”) and since June 2008 known as Altrion Capital, L.P. (“Altrion”). Altrion was originally established to invest in collateralized debt obligation (“CDO”) securities, collateralized loan obligation (“CLO”) securities, credit related structured (“CRS”) securities and other structured products, as well as commercial loans, that are arranged, managed or advised by a Mariner affiliated company, Tricadia Capital, LLC. (“Tricadia Capital”). In 2003, the Company made an investment of $11.0 million in Altrion. Additional investments of $4.65 million, $2.7 million and $6.25 million were made in 2004, 2005 and 2007, respectively. The Company was previously committed to providing an additional $15.4 million, or a total of approximately $40 million, in capital to Altrion by August 1, 2008. Altrion, however, waived its right to require the Company to contribute its additional capital commitment of $15.4 million and accordingly, the Company’s obligation to make such capital contribution has expired. In addition, the Company withdrew $10 million of its capital from Altrion in July 2008. As a result of the turmoil in the U.S. housing industry in 2007 and 2008 and its effect on mortgage-backed securities and illiquid securities, Altrion has not assembled any CDO or CLO assets due to unfavorable market conditions. Altrion also has an investment in Tiptree Financial Partners LP (“Tiptree Financial”), which was formed in 2008 to trade CLOs, but because of market conditions a substantial portion of Tiptree Financial’s invested assets were, as of December 31, 2008, and currently are in cash. Under the provisions of the Altrion limited partnership agreement, Tricadia Capital is entitled to 50% of the net profit realized upon the sale of certain obligations held by the Company. Investment expenses incurred and payable under this agreement for the year ended December 31, 2008 were $844,387 and were based upon the fair value of those securities held and sold for the year ended December 31, 2008. The limited partnership agreement also provides for other fees payable to Tricadia Capital based upon the operations of the hedge fund, but there were no other fees incurred in 2008. Any withdrawals made require one year’s prior written notice to the hedge fund manager. The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated persons on an arms length basis.

Mr. Simses, the Chairman of our Board of Directors, serves without compensation on the board of directors of Tiptree Financial, which is also managed by Tricadia Capital. Mr. Simses may be deemed the beneficial owner of 133,333, or 1.40%, of Tiptree Financial’s limited partnership units. Such holdings consist entirely of limited partnership interests held by the William H. Pitt Foundation, of which Mr. Simses is a director. Mr. Simses disclaims beneficial ownership of all shares held by the William H. Pitt Foundation.
As of December 31, 2008 the Company held $63,113,721 in limited partnership interests in hedge funds which are directly managed by Mariner.
The Company maintains a written Conflicts of Interest Policy regarding proposed related party transactions with Directors, executives and shareholders who own five percent or more of the Company’s Common Stock. In accordance with the terms of this policy the Board of Directors is required to appoint an independent committee, comprising at least two Directors disinterested in any material related party transaction under consideration, to approve the related party transaction, and to refer it to the full Board of Directors for its approval. Approval of the independent committee of a related party transaction constitutes a determination by the independent committee that the related party transaction is in the best interest of the Company and its shareholders, and that the related party transaction is on terms and conditions at least as favorable to the Company in the aggregate, taking into account the expertise of the parties to the related party transaction and the quality of service to be provided, that could be obtained in a transaction of such nature with an independent third party.
Proposal No. 2: Ratification Of The Appointment
Of Independent Registered Public Accountants
KPMG LLP, the independent registered public accounting firm engaged as the principal accountants to audit the Company’s financial statements for the fiscal year ended December 31, 2008, has been extended an offer to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The Company’s Board of Directors, following the recommendation of the Audit Committee, recommends that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. If the shareholders do not ratify the appointment of KPMG LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee.

Principal Accounting Firm Fees
Aggregate fees billed for the fiscal years ended December 31, 2008 and 2007 by our independent registered public accounting firm, KPMG LLP were as follows:

	Fiscal Year Ended
	December 31,
	2008	2007
Audit fees	$931,000	$902,000
Audit-related fees (a)	$2,500	$8,000

Total audit and audit-related fees	$933,500	$910,000
All other fees (b)	$25,000	$24,000

Total	$958,500	$934,000

(a)
Audit-related fees include amounts billed to us for services rendered in connection with a consent issued by KPMG for the filing of our Form 10-K/A for the year ended December 31, 2007, and KPMG’s review of an SEC comment letter received in 2007.

(b)	All other fees include amounts billed to us in respect of actuarially oriented services that would not impair the independence of the independent registered public accounting firm.
Audit Committee Pre-Approval Policy
In accordance with our Audit Committee charter, all audit and non-audit services performed for us by our independent public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Our Audit Committee charter provides that the Audit Committee must pre-approve any permissible non-audit services performed by the independent accountants, including tax services; provided, however, that the chairman of the Audit Committee has the authority to pre-approve any permissible non-audit service when, in the exercise of the chairman’s discretion, he does not believe it necessary or appropriate to convene the Audit Committee to approve such non-audit service fees and he notifies the Audit Committee of such approval at its next regularly scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.
Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions.
Other Matters
NYMAGIC knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, NYMAGIC intends that the proxyholders will vote your shares in accordance with their best judgment.
The Company has entered into an indemnification agreement with each of our Directors and has obtained an insurance policy which insures the Directors and officers of the Company and its subsidiaries against certain liabilities that they may incur in the performance of their duties, and insures the Company against obligations to indemnify such persons against such liabilities. The policy, effective May 31, 2008 through May 31, 2009, is underwritten by XL Specialty Insurance Company, the St. Paul Mercury Insurance Company, Axis Reinsurance Company and Arch Specialty Insurance Company at an annual aggregate premium of $487,000. The foregoing information is provided to shareholders of the Company pursuant to Section 726(d) of the New York Business Corporation Law.

Submission of Shareholder Proposals and Discretionary Voting
Your eligibility as a shareholder to submit proposals, the proper subject of such proposals and other issues governing shareholder proposals, are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement and proxy card relating to NYMAGIC’s Annual Meeting of Shareholders to be held in 2010, shareholder proposals must be received no later than December 31, 2009. If we do not receive notice of any matter to be considered for presentation at the 2010 annual meeting, although not included in the proxy statement, by February 16, 2010, management proxies may confer discretionary authority to vote on the matters presented at the 2010 annual meeting by a shareholder in accordance with Rule 14a-4 under the Exchange Act. All shareholder proposals should be delivered to the attention of: Corporate Secretary, NYMAGIC, INC., 919 Third Avenue, New York, NY 10022.
Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof also should be submitted with the proposal. The shareholder or the shareholder’s representative must appear in person at the annual meeting and must present the proposal, unless the shareholder can show good cause for not doing so.
Householding of Proxy Materials
We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple shareholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.
Householding is available to both registered shareholders (i.e., those shareholders with certificates registered in their name) and streetname holders (i.e., those shareholders who hold their shares through a brokerage).
Registered Shareholders. If you are a registered shareholder and have consented to our mailing of proxy materials and other shareholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge at (800) 542-1061 (toll free). If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copy.
Registered shareholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered shareholder residing at the same address. As a registered shareholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered shareholders residing at the same address by contacting Broadridge as outlined above.
Streetname Holders. Shareholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Annual Report
Accompanying this proxy statement is our Annual Report on Form 10-K, for the year ended December 31, 2008. The Annual Report contains audited financial statements covering our fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. Copies of our Annual Report on Form 10-K, for the year ended December 31, 2008, as filed with the SEC, are available free of charge on our website at www.nymagic.com or you can request a copy free of charge by calling (212) 551-0600.

BY ORDER OF THE BOARD OF DIRECTORS OF NYMAGIC, INC. Paul J. Hart Executive Vice President, General Counsel and Secretary
April 2, 2009

NYMAGIC, INC. C/O MELLON INVESTOR SERVICES 480 WASHINGTON BLVD. 29TH FLOOR JERSEY CITY, NJ 07310	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to NYMAGIC, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12628	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NYMAGIC, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR Proposals 1 and 2.
Vote On Directors		☐	☐	☐

1.	ELECTION OF DIRECTORS.

Nominees:
01)	John R. Anderson	08)	A. George Kallop
02)	Glenn Angiolillo	09)	William J. Michaelcheck
03)	Ronald J. Artinian	10)	William D. Shaw, Jr.
04)	John T. Baily	11)	Robert G. Simses
05)	Mark W. Blackman	12)	George R. Trumbull, III
06)	Dennis H. Ferro	13)	David W. Young
07)	David E. Hoffman

Vote On Proposals	For	Against	Abstain

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP as independent registered public accountants of the Company.	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
Please sign below exactly as name appears hereon. Joint owners must sign. If more than one trustee, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title and authority. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

MATERIALS ELECTION
As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐	HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
ê     FOLD AND DETACH HERE     ê

M12629

PROXY
NYMAGIC, INC.
PROXY SOLICITED ON BEHALF OF THE NYMAGIC, INC. BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 21, 2009
The undersigned whose signature(s) appear(s) on the reverse side of this card hereby appoints Robert G. Simses and Paul J. Hart and each of them, with full power of substitution, proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, on all matters which properly may come before the Annual Meeting of Shareholders of NYMAGIC, INC. (the “Company”), to be held at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 on May 21, 2009, at 9:00 a.m., local time, and at any adjournment thereof.
THE PROXIES WILL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)